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                          SALE AND SERVICING AGREEMENT
                           Dated as of October 1, 1997



                                      among



                       DITECH HOME LOAN OWNER TRUST 1997-1
                                    (Issuer)



                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   (Depositor)



                           DITECH FUNDING CORPORATION
                            (Transferor and Servicer)



                                       and



                              THE BANK OF NEW YORK,
                               (Indenture Trustee)





                       DITECH HOME LOAN OWNER TRUST 1997-1
                          HOME LOAN ASSET BACKED NOTES
                                  SERIES 1997-1




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                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.......................................................
Section 1.02  Other Definitional Provisions.....................................


                             ARTICLE II

                    CONVEYANCE OF THE HOME LOANS

Section 2.01  Conveyance of the Home Loans......................................
Section 2.02  Ownership and Possession of Home Loan Files.......................
Section 2.03  Books and Records.................................................
Section 2.04  Delivery of Home Loan Documents...................................
Section 2.05 Acceptance by the Indenture Trustee of the Home Loans; Certain Substitutions; Certification by the Custodian
Section 2.06  Subsequent Transfers..............................................


                             ARTICLE III

                   REPRESENTATIONS AND WARRANTIES

Section 3.01  Representations and Warranties of the Depositor...................
Section 3.02  Representations and Warranties of the Transferor..................
Section 3.03  Representations, Warranties and Covenants of the Servicer.........
Section 3.04  Representations and Warranties Regarding Individual Home Loans....
Section 3.05  Purchase and Substitution.........................................


                             ARTICLE IV

           ADMINISTRATION AND SERVICING OF THE HOME LOANS

Section 4.01  Duties of the Servicer............................................
Section 4.02  Payment of Taxes, Insurance and Other Charges.....................
Section 4.03  Fidelity Bond; Errors and Omissions Insurance.....................
Section 4.04  Filing of Continuation Statements.................................
Section 4.05  Superior Liens....................................................
Section 4.06  Subservicing......................................................
Section 4.07  Successor Servicers...............................................
Section 4.08  Maintenance of Insurance..........................................
Section 4.09  Reports to the Securities and Exchange Commission; 144A
              Information.......................................................
Section 4.10  Foreclosure; Foreclosure Alternatives.............................
Section 4.11  Title, Management and Disposition of Foreclosure Property.........


                              ARTICLE V

                   ESTABLISHMENT OF TRUST ACCOUNTS

Section 5.01  Collection Account and Note Distribution Account..................
Section 5.02  Certificate Distribution Account and Note Distribution Account....
Section 5.03  Trust Accounts; Trust Account Property............................
Section 5.04  Allocation of Losses..............................................
Section 5.05  Pre-Funding Account...............................................
Section 5.06  Capitalized Interest Account......................................


                             ARTICLE VI

        STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

Section 6.01  Statements........................................................
Section 6.02  Specification of Certain Tax Matters..............................


                             ARTICLE VII

                     GENERAL SERVICING PROCEDURE

Section 7.01  Due-On-Sale; Due-on-Encumbrance...................................
Section 7.02  Release of Home Loan Files........................................
Section 7.03  Servicing Compensation............................................
Section 7.04  Statement as to Compliance and Financial Statements...............
Section 7.05  Independent Public Accountants' Servicing Report..................
Section 7.06  Right to Examine Servicer Records.................................
Section 7.07  Reports to the Indenture Trustee; Collection Account Statements...
Section 7.08  Financial Statements..............................................


                            ARTICLE VIII

                             (RESERVED)



                             ARTICLE IX

                            THE SERVICER

Section 9.01  Indemnification; Third Party Claims...............................
Section 9.02  Merger or Consolidation of the Servicer...........................
Section 9.03  Limitation on Liability of the Servicer and Others................
Section 9.04  Servicer Not to Resign; Assignment................................
Section 9.05  Relationship of Servicer to Issuer and the Indenture Trustee......
Section 9.06  Servicer May Own Securities.......................................


                              ARTICLE X

                               DEFAULT

Section 10.01  Events of Default................................................
Section 10.02  Indenture Trustee to Act; Appointment of Successor...............
Section 10.03  Waiver of Defaults...............................................
Section 10.04  Accounting Upon Termination of Servicer..........................


                             ARTICLE XI

                             TERMINATION

Section 11.01  Termination......................................................
Section 11.02  Optional Termination.............................................
Section 11.03  Notice of Termination............................................


                             ARTICLE XII

                      MISCELLANEOUS PROVISIONS

Section 12.01  Acts of Noteholders..............................................
Section 12.02  Amendment........................................................
Section 12.03  Recordation of Agreement.........................................
Section 12.04  Duration of Agreement............................................
Section 12.05  Governing Law....................................................
Section 12.06  Notices..........................................................
Section 12.07  Severability of Provisions.......................................
Section 12.08  No Partnership...................................................
Section 12.09  Counterparts.....................................................
Section 12.10  Successors and Assigns...........................................
Section 12.11  Headings.........................................................
Section 12.12  Actions of Securityholders.......................................
Section 12.13  Reports to Rating Agencies.......................................
Section 12.14  Holders of the Residual Interest Certificates....................
Section 12.15  Limitation of Liability of Owner Trustee.........................


EXHIBIT A - Home Loan Schedule

EXHIBIT B - Form of Servicer's Monthly Remittance Report to Trustee

EXHIBIT C - Form of Subsequent Transfer Agreement

     This Sale and Servicing Agreement is entered into effective as of October 1, 1997, among DITECH HOME LOAN OWNER TRUST 1997-1, a Delaware business trust (the "Issuer" or the "Trust"), PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, a Delaware corporation, as Depositor (the "Depositor"), DITECH FUNDING CORPORATION, a California corporation ("DiTech"), as Transferor (in such capacity, the "Transferor") and Servicer (in such capacity, the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Indenture Trustee").

                              W I T N E S S E T H:

     In consideration of the mutual agreements herein contained, the Issuer, the Depositor, DiTech, the Indenture Trustee hereby agree as follows for the benefit of each of them and for the benefit of the holders of the Notes and the Residual Interest Certificates issued hereunder:

                                    ARTICLE I

                                   DEFINITIONS


     Section 1.01 Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months, except that with respect to the Class A-1 Notes, calculations of accrued interest shall be made on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

     Accrual Period: With respect to the Class A-1 Notes, the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, October 30, 1997) and ending on the day preceding the related Distribution Date. With respect to the other Classes of Notes, the calendar month preceding the month in which the related Distribution Date occurs.

     Accepted Servicing Procedures: Servicing procedures that meet at least the same standards the Servicer would follow in servicing mortgage loans such as the Home Loans held for its own account, giving due consideration to standards of practice of prudent mortgage lenders and loan servicers that originate and service mortgage loans comparable to the Home Loans and the reliance placed by the Securityholders on the Servicer for the servicing of the Home Loans but without regard to:

          (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Obligor;

          (ii) the ownership of any Notes or the Residual Interest Certificates by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make Servicing Advances; or

          (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder with respect to any particular transaction.

     Addition Notice: For any date during the Pre-Funding Period, a notice (which may be verbal if promptly confirmed in writing) given to the Rating Agencies, the Indenture Trustee and the Owner Trustee pursuant to Section 2.06 hereof.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Loss Amount: With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on such Distribution Date) over
(b) the Pool Principal Balance as of the end of the preceding Due Period.

     Allocable Loss Amount Priority: With respect to any Distribution Date, sequentially, to the Class B-2 Notes, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order.

     Assignment of Mortgage: With respect to each Home Loan secured by a Mortgage, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Home Loan which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     Available Collection Amount: With respect to any Distribution Date, an amount without duplication equal to the sum of: (i) all amounts received on the Home Loans or required to be paid by the Servicer or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account pursuant to Section 5.01(b)(1) hereof and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account pursuant to Section 5.01(b)(3) hereof) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to section 362 of the United States Bankruptcy Code; (ii) any and all income or gain from investments in the Collection Account, Note Distribution Account and Certificate Distribution Account; (iii) upon exercise of optional termination of the Notes pursuant to Section 11.02 hereof, the Termination Price; (iv) the Purchase Price paid for any Home Loans required to be purchased pursuant to Section 3.05 hereof prior to the related Determination Date and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (v) the Capitalized Interest Requirement, if any, with respect to such Distribution Date.

     Available Distribution Amount: With respect to any Distribution Date, the Available Collection Amount minus the amount required to be paid from the Note Distribution Account pursuant to Section 5.01(c)(i), plus on the Distribution Date relating to the Due Period in which the termination of the Pre-Funding Period shall have occurred, the amount on deposit in the Pre-Funding Account at such time net of any Pre-Funded Earnings.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Servicer's servicing operations are located and are authorized or obligated by law or executive order to be closed.

     "Capitalized Interest Account": The account designated as such, established and maintained pursuant to Section 5.06 hereof.

     "Capitalized Interest Initial Deposit": $333,828.24.

     "Capitalized Interest Requirement: With respect to the Distribution Date in November 1997, (i) the product of (a) the Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 5.75625% per annum) minus (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution  Date in December 1997, (i) the product of
(a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 5.75625% per annum) minus (iii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the  Distribution  Date in January 1998, (i) the product of
(a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear iinterest at 5.75625% per annum) minus (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution  Date in February 1998, (i) the product of
(a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 5.75625% per annum) minus (ii) any Pre-Funding Earnings for the related Due Period and minus
(iii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     Capitalized   Interest   Subsequent   Deposit:   As   defined   in  Section
2.06(b)(viii)(B)(IV).

     Certificate   Distribution   Account:   The  account  designated  as  such,
established and maintained pursuant to Section 5.02 hereof.

     Certificate Register: The register established pursuant to Section 3.4 of the Trust Agreement.

     Certificateholder: A holder of a Residual Interest Certificate.

     Class: With respect to the Notes, all Notes bearing the same class designation.

     Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class M-1 Note, Class M-2 Note, Class B-1 Note and Class B-2 Note: The respective meanings assigned thereto in the Indenture.

     Class B-1 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes and the Mezzanine Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes and Mezzanine Notes) and (ii) the greater of (x) the sum of (1) 4.50% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class B-1 Notes.

     Class B-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes, Mezzanine Notes and Class B-1 Notes) and (ii) the Overcollateralization Target Amount for such Distribution Date; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class B-2 Notes.

     Class Factor: With respect to each Class and any date of determination, the then applicable Class Principal Balance of such Class divided by the Original Class Principal Balance thereof.

     Class M-1 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes) and (ii) the greater of (x) the sum of (1) 27.00% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-1 Notes.

     Class M-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of
(i) the aggregate Class Principal Balance of the Senior Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balance of the Class M-1 Notes) and (ii) the greater of (x) the sum of (1) 15.00% of the Pool Principal Balance as of the related Determination Date and
(2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-2 Notes.

     Class Principal Balance: With respect to each Class and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Distribution Dates and (ii) with respect to the Class M-1, Class M-2, Class B-1 and Class B-2 Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Distribution Dates.

     Clean-up Call Date: The first Distribution Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount.

     Closing Date: October 30, 1997.

     Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     Collection Account: The account designated as such, established and maintained by the Servicer in accordance with Section 5.01 hereof.

     Combination Loan: A loan, the proceeds of which were used by the Obligor in combination to finance property improvements and for debt consolidation or other purposes.

     Combined Loan-to-Value Ratio: With respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of each related Superior Lien on the date of origination of such Home Loan, and the denominator of which is the stated value (as described in the underwriting criteria of the Transferor) of the related Mortgaged Property at the time of origination of such Home Loan.

     Credit Score: The credit evaluation scoring methodology developed by Fair, Isaac and Company.

     Custodial Agreement: The custodial agreement dated as of October 1, 1997 by and between the Issuer, the Depositor, DiTech, as the Transferor and the Servicer, the Indenture Trustee and The Bank of New York, a New York banking corporation, as the Custodian, providing for the retention of the Indenture Trustee's Home Loan Files by the Custodian on behalf of the Indenture Trustee.

     Custodian: Any custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, which custodian shall not be affiliated with the Servicer, the Transferor, any Subservicer or the Depositor. The Bank of New York, shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

     Custodian Fee: If applicable, the annual fee payable to the Custodian, calculated and payable monthly on each Distribution Date pursuant to Section
5.01(c)(i)  hereof  equal  to the  fee,  if  any,  set  forth  in the  Custodial
Agreement.

     Custodian's Final Certification: As defined in Section 2.05(c).

     Custodian's Initial Certification: As defined in Section 2.05(c).

     Custodian's Updated Certification: As defined in Section 2.05(c).

     Cut-Off Date: With respect to the Initial Loans, the close of business on September 30, 1997, and, with respect to any Subsequent Loan, the date designated as such in the related Subsequent Transfer Agreement.

     DCR: Duff & Phelps Credit Rating Co.

     Debt Consolidation Loan: A loan, the proceeds of which were primarily used by the related Obligor for debt consolidation purposes or purposes other than to finance property improvements.

     Debt Instrument: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Home Loan.

     Defaulted Home Loan: With respect to any date of determination, any Home Loan, including, without limitation, any Liquidated Home Loan with respect to which any of the following has occurred as of the end of the preceding Due
Period: (a) foreclosure or similar proceedings have been commenced; (b) any portion of a Monthly Payment becomes 180 days past due by the related Obligor; or (c) the Servicer or any Subservicer has determined in good faith and in accordance with customary servicing practices that such Home Loan is in default or imminent default.

     Defective Home Loan: As defined in Section 3.05 hereof.

     Deleted Home Loan: A Home Loan replaced or to be replaced by one or more than one Qualified Substitute Home Loan.

     Delinquent: A Home Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be paid. A Home Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. The determination of whether a Home Loan is "60 days Delinquent," "90 days Delinquent", etc. shall be done in like manner.

     Delivery: When used with respect to Trust Account Property means:

               (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof
          (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property") and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

               (b) with respect to any securities issued by the U.S. Treasury, FNMA or FHLMC that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: the making by a Federal Reserve Bank of an appropriate entry crediting such Trust Account property to an account of a financial intermediary that is also a "participant" pursuant to applicable federal regulations; the making by such financial intermediary of entries in its books and records crediting such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations to the securities account of the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of confirmation of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry security; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof including, without limitation, Article 8 of the UCC; and

               (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     Denomination: With respect to a Note, the portion of the Original Class Principal Balance represented by such Note as specified on the face thereof.

     Depositor: PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation, and any successor thereto.

     Determination Date: With respect to any Distribution Date, the 8th calendar day of the month in which such Distribution Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

     Distribution Date: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following such day, commencing in November 1997.

     Distribution Statement: As defined in Section 6.01 hereof.

     DiTech: DiTech Funding Corporation, a California corporation.

     Due Date: The day of the month on which the Monthly Payment is due from the Obligor on a Home Loan.

     Due Period: With respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

     Eligible  Account:  At any time, an account which is any of the  following:
(i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Notes, as evidenced in writing by such Rating Agency. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to Standard & Poor's, DCR and Fitch).

     Eligible Servicer: A Person that (i) has demonstrated the ability professionally and competently to service a portfolio of mortgage loans similar to the Home Loans and (ii) has a net worth calculated in accordance with GAAP of at least $500,000.

     Event of Default: As described in Section 10.01 hereof.

     Excess Spread: With respect to any Distribution Date, the excess of (a) the Available Distribution Amount over (b) the Regular Distribution Amount.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     Fidelity Bond: As described in Section 4.03 hereof.

     Fitch: Fitch Investors Service, L.P. or any successor thereto.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     Foreclosed Loan: As of any date of determination, any Home Loan that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Owner Trustee's acceptance of the deed or other evidence of title to the related Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Owner Trustee of title to the related Property by operation of law.

     Foreclosure Property: Any real property securing a Foreclosed Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Home Loan.

     GAAP: Generally accepted accounting principles as in effect in the United States.

     Home Loan: Any Debt Consolidation Loan or Combination Loan that is included in the Home Loan Pool. As applicable, a Home Loan shall be deemed to refer to the related Debt Instrument, the Mortgage, if any, and any related Foreclosure Property. The term "Home Loan" includes each Subsequent Loan.

     Home Loan File: As to each Home Loan, the Indenture Trustee's Home Loan File and the Servicer's Home Loan File.

     Home Loan Interest Rate: The fixed annual rate of interest borne by a Debt Instrument, as shown on the related Home Loan Schedule, as the same may be modified by the Servicer in accordance with Section 4.01(c) or 4.10 hereof.

     Home Loan Pool: The pool of Home Loans conveyed to the Issuer pursuant to this Agreement on the Closing Date and Subsequent Transfer Dates, together with the rights and obligations of a holder thereof, and the payments thereon and proceeds therefrom received after the applicable Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A.

     Home Loan Purchase Agreement: The home loan purchase agreement between the Transferor and the Depositor, dated as of October 1, 1997.

     Home Loan Schedule: The schedule of Home Loans set forth on Exhibit A attached hereto, as amended or supplemented from time to time specifying, with respect to each Home Loan, the following information: (i) the Transferor's Home Loan number; (ii) the Obligor's name and the street address; (iii) the current principal balance; (iv) the original principal amount with respect to any Home Loan originated by the Transferor and the principal amount purchased by the Transferor with respect to a Home Loan acquired by the Transferor subsequent to its origination; (v) the combined loan-to-value ratio as of the date of the origination of the related Home Loan; (vi) the paid through date; (vii) the Home Loan Interest Rate; (viii) the final maturity date under the Debt Instrument;
(ix) the Monthly Payment; (x) the occupancy status of the Mortgaged Property, if any; (xi) the lien priority of the Mortgage, if any; (xii) the original term of the Debt Instrument; (xiii) the Credit Score, if applicable; and (xiv) the debt to income ratio of the related Obligor.

     Indenture: The Indenture, dated as of October 1, 1997, between the Issuer and the Indenture Trustee.

     Indenture Trustee: The Bank of New York, a New York banking corporation, as Indenture Trustee under the Indenture and this Agreement acting on behalf of the Noteholders, or any successor indenture trustee under the Indenture or this Agreement.

     Indenture Trustee Fee: As to any Distribution Date, the greater of (a) one-twelfth of 0.0175% times the Pool Principal Balance as of the opening of business on the first day of the calendar month preceding the calendar month of such Distribution Date (or, with respect to the first Distribution Date, the Original Pool Principal Balance) and (b) one-twelfth of $10,000.

     Indenture Trustee's Home Loan File: As defined in Section 2.04(a) hereof.

     Independent:  When used with respect to any specified  Person,  such Person
(i) is in fact independent of DiTech, the Servicer, the Depositor or any of their respective Affiliates, (ii) does not have any direct financial interest in, or any material indirect financial interest in, any of DiTech, the Servicer, the Depositor or any of their respective Affiliates and (iii) is not connected with any of DiTech, the Servicer, the Depositor or any of their respective Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of DiTech, the Servicer, the Depositor or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by DiTech, the Servicer, the Depositor or any of their respective Affiliates, as the case may be.

     Independent Accountants: A firm of nationally recognized certified public accountants which is Independent.

     Initial Loan: Each Home Loan conveyed to the Issuer pursuant to this Agreement on the Closing Date.

     Insurance Policies: With respect to any Property, any related insurance policy.

     Insurance Proceeds: With respect to any Property, all amounts collected in respect of Insurance Policies and not required to be applied to the restoration of the related Property or paid to the related Obligor.

     LIBOR: With respect to each Accrual Period (other than the initial Accrual Period) and each Class of LIBOR Notes, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Accrual Period. LIBOR for the initial Accrual Period will be 5.65625%.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     LIBOR Determination Date: With respect to each Accrual Period, the second LIBOR Business Day before the first day of such Accrual Period, as determined by the Indenture Trustee.

     LIBOR Notes: The Class A-1 Notes.

     Liquidated Home Loan: With respect to any date of determination, any Foreclosure Property or any Home Loan in respect of which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Home Loan or the related Foreclosure
Property; provided, however, that in any event such Home Loan or the related Foreclosure Property shall be deemed uncollectible and therefore be a Liquidated Home Loan upon the earliest to occur of: (a) the liquidation of the related Foreclosure Property, (b) the determination by the Servicer in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related Mortgaged Property, or (c) the date on which any portion of a Monthly Payment on any Home Loan is in excess of 180 days past due.

     Liquidation Proceeds: With respect to a Liquidated Home Loan, any cash amounts received in connection with the liquidation of such Liquidated Home Loan, whether through trustee's sale, foreclosure sale or other disposition, any cash amounts received in connection with the management of the Mortgaged Properties from Defaulted Home Loans and any other amounts required to be deposited in the Collection Account pursuant to Section 5.01(b) hereof, in each case other than Insurance Proceeds and Released Mortgaged Property Proceeds.

     Loss Reimbursement Deficiency: With respect to any Distribution Date and the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes or the Class B-2 Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such Class and not reimbursed pursuant to Section 5.01 hereof as of such Distribution Date plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rate through the end of the Due Period immediately preceding such Distribution Date; provided, however, that no interest shall accrue on any amount of such accrued and unpaid interest.

     Majority Noteholders: Until such time as the sum of the Class Principal Balances of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the Class Principal Balance of all Classes of Notes.

     Majority Residual Interestholders: The holder or holders of in excess of 50% of the Residual Interest.

     Mandatory Redemption Date: The Distribution Date immediately following the end of the Pre-Funding Period.

     Maturity Date means, with respect to each Class of Notes, Distribution Date in the applicable month set forth below:

                     Class                  Maturity Date
                     -----                  -------------
                     A-1                    April 2009
                     A-2                    April 2013
                     A-3                    August 2018
                     A-4                    January 2024
                     M-1                    January 2024
                     M-2                    January 2024
                     B-1                    January 2024
                     B-2                    January 2024

     Maximum Collateral Amount: The sum of the Original Pool Balance and the Original Pre-Funded Amount.

     Mezzanine Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, the excess, if any, of (A) the Mezzanine Noteholders' Monthly Interest Distribution Amount for the preceding Distribution Date plus any outstanding Mezzanine Noteholders' Interest Carry-Forward Amount for preceding Distribution Dates, over (B) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date net of the Senior Noteholders' Interest Distribution Amount for such preceding Distribution Date; it being understood that the interest of the Class M-1
Noteholders in the Mezzanine Noteholders' Interest Carry-Forward Amount is senior to that of the Class M-2 Noteholders.

     Mezzanine Noteholders' Interest Distribution Amount: With respect to any Distribution Date, the sum of the Mezzanine Noteholders' Monthly Interest Distribution Amount for such Distribution Date and the Mezzanine Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Mezzanine Noteholders' Monthly Interest Distribution Amount: With respect to each Distribution Date and the Classes of Mezzanine Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Distribution Date.

     Mezzanine Notes: The Class M-1 Notes and Class M-2 Notes.

     Monthly Cut-Off Date: The last day of any calendar month and, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date.

     Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Home Loan, as set forth in the related Debt Instrument.

     Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a secured Home Loan.

     Mortgaged Property: The real property encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Mortgaged Property States: Each state in which any Mortgaged Property securing a Home Loan is located as set forth in the Home Loan Schedule.

     Multiplier: The Multiplier will initially equal 1.50 and may from time to time be permanently modified to a lesser amount (including zero), provided that the Issuer shall have delivered to the Indenture Trustee written confirmation from each Rating Agency that the rating assigned by it to each Class of Notes which it originally rated will not be downgraded or withdrawal as a result of such reduction.

     Net Delinquency Calculation Amount: With respect to any Distribution Date, the excess, if any, of (x) the product of the Multiplier and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Distribution Dates.

     Net  Liquidation   Proceeds:   With  respect  to  any  Distribution   Date,
Liquidation Proceeds received during the related Due Period, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances (including Nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Foreclosure Properties pursuant to Section 4.11 hereof.

     Net Loan Losses: With respect to any Defaulted Home Loan that is subject to a modification pursuant to Section 4.01(c) hereof, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

     Net Loan Rate: With respect to each Home Loan, the related Home Loan Interest Rate, less the rate at which the Servicing Fee is calculated.

     Net Weighted Average Rate: With respect to any Accrual Period, a rate per annum equal to the weighted average (by principal balance) of the Home Loan Interest Rates as of the first day of the related Due Period less 0.7675%.

     Nonrecoverable Servicing Advance: With respect to any Foreclosure Property,
(a) any Servicing Advance previously made and not reimbursed from late collections, Liquidation Proceeds, Insurance Proceeds or the Released Mortgaged Property Proceeds or (b) a Servicing Advance proposed to be made in respect of a Home Loan or Foreclosure Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Indenture Trustee, would not be ultimately recoverable.

     Note:  Any of the Senior  Notes,  the  Mezzanine  Notes or the  Subordinate
Notes.

     Note Distribution Account: The account established and maintained pursuant to Section 5.01(a)(2) hereof.

     Noteholders' Interest Distribution Amount: The sum of the Senior Noteholders' Interest Distribution Amount, the Mezzanine Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount.

     Note Interest Rate: With respect to each Class of Notes, the annual rate of interest payable to the holders of such Class of Notes, as specified below:

               Class                     Note Interest Rate
               -----                     ------------------
               Class A-1                          (1)
               Class A-2                          6.59%
               Class A-3                          6.71%
               Class A-4                          7.36% through the last day of
                                                  the month immediately
                                                  preceding the Clean-up Call
                                                  Date and 7.86% thereafter;
               Class M-1                          7.25%
               Class M-2                          7.35%
               Class B-1                          7.69%
               Class B-2                          8.85%

          (1) Interest will accrue on the Class A-1 Notes during each Accrual Period at a per annum interest rate equal to LIBOR for the related LIBOR Determination Date plus 0.10%, subject to a maximum rate equal to the Net Weighted Average Rate. The Note Interest Rate applicable to the Class A-1 Notes for the initial Accrual Period will be 5.75625% per annum.

     Note Redemption Amount: As of any date of determination, an amount without duplication equal to the sum of (i) the then outstanding Class Principal Balances of the Classes of Notes plus all accrued and unpaid interest thereon,
(ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any Servicing Advance Reimbursement Amount.

     Noteholder: A holder of a Note.

     Obligor: Each obligor on a Debt Instrument.

     Officer's Certificate: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or the Transferor, in each case, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel (who is acceptable to the Rating Agencies), who may be employed by DiTech, the Servicer, the Depositor or any of their respective Affiliates.

     Original Class Principal Balance: With respect to the Classes of Notes, as follows: Class A-1: $24,636,000; Class A-2: $22,945,000; Class A-3: $24,897,000;
Class A-4:  $13,622,000;  Class M-1: $17,700,000;  Class M-2: $7,200,000;  Class
B-1: $6,300,000; and Class B-2: $2,700,000.

     Original Pool Principal Balance: $89,074,845, which is the Pool Principal Balance as of the Cut-Off Date.

     Original Pre-Funding Amount: $30,925,155.

     Outstanding: As defined in the Indenture.

     Overcollateralization Amount: With respect to any Distribution Date, the amount equal to the excess of (A) the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period, over (B) the aggregate of the Class Principal Balances of the Notes (after giving effect to the distributions made on such date pursuant to Section 5.01(d)) hereof.

     Overcollateralization Deficiency Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount (after giving effect to all prior distributions on the Classes of Notes and to any prior distribution on the Residual Interest on such Distribution Date pursuant to Section 5.01(d) hereof).

     Overcollateralization Target Amount: (I) With respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 4.00% of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount; and (II) with respect to any other Distribution Date, an amount equal to the greater of (x) 8.00% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the Maximum Collateral Amount or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

     Owner Trustee: Bankers Trust (Delaware), as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement.

     Owner Trustee Fee: The annual fee of $2,500 which shall be paid annually in advance on the Closing Date and each anniversary thereof to the Owner Trustee in October each year during the term of this Agreement commencing in October 1997.

     Ownership Interest: As to any Note, any ownership or security interest in such Note, including any interest in such Note as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Percentage Interest: As defined in the Trust Agreement.

     Permitted Investments: Each of the following:

               (1) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (2) a repurchase agreement that satisfies the following criteria:
          (A) it must be between the Indenture Trustee and either (x) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by each Rating Agency or (y) banks rated in the highest categories for long-term unsecured debt obligations by each Rating Agency; and (B) it must be in writing and include the following terms:
          (a) the securities acceptable for transfer are either (i) direct U.S. government obligations or (ii) obligations of a federal agency that are backed by the full faith and credit of the U.S. government or by FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneously with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Indenture Trustee under the repurchase agreement and, if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least
          105% of the cash transferred by the Indenture Trustee under such repurchase agreement;

               (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Indenture Trustee; provided, however, that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in the highest long-term rating categories;

               (4) deposits, including deposits with the Indenture Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

               (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate Affiliates of the Indenture Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

               (6) debt  obligations  rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (3) above with depository institutions which have debt obligations rated by each Rating Agency in the highest long-term rating categories);

               (7) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

               (8) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency at the time at which the investment is made;

provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of Standard & Poor's, DCR and Fitch.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Property: As defined in the definition of "Delivery" above.

     Pool  Principal  Balance:  With respect to any date of  determination,  the aggregate Principal Balances of the Home Loans as of the end of the preceding Due Period; provided, however, that the Pool Principal Balance on any Distribution Date on which the Termination Price is to be paid to Noteholders will be deemed to have been equal to zero as of such date.

     Pre-Funded Percentage: With respect to any Class of Notes and a Distribution Date, the percentage obtained from the fraction, the numerator of which is the Class Principal Balance of such Class of Notes on the Closing Date and the denominator of which is the Maximum Collateral Amount.

     Pre-Funding Account: The account created and maintained by the Indenture Trustee pursuant to Section 5.05 hereof.

     Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Account (net of any Pre-Funding Earnings).

     Pre-Funding Earnings: With respect to the Distribution Date in December 1997, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from October 30, 1997 through and including November 30, 1997. With respect to the Distribution Date in January 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from December 1, 1997 through and including December 31, 1997. With respect to the Distribution Date in February 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from January 1, 1997 through and including January 31, 1997

     Pre-Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any Pre-Funding Earnings) is less than $50,000, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) January 30, 1998.

     Pre-Funding Distribution Trigger: With respect to the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, a Pre-Funding Distribution Trigger will be deemed to have occurred if, at such time, the Pre-Funded Amount is greater than or equal to $50,000.

     Principal Balance: With respect to any Home Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Home Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Home Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Net Loan Losses with respect thereto for a Defaulted Home Loan which relates to such Due Period), without giving effect to amounts received in respect of such Home Loan or related Foreclosure Property after such Due Period; provided, however, that any Liquidated Home Loan shall have a Principal Balance of zero.

     Principal Prepayment: With respect to any Home Loan and any Due Period, any principal amount received on a Home Loan in excess of the principal of the Monthly Payment due in such Due Period.

     Private Placement Memorandum: The Private Placement Memorandum to be prepared by the Depositor in connection with the Class B-1 and Class B-2 Notes.

     Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Prospectus: The Depositor's final Prospectus as supplemented by the Prospectus Supplement.

     Prospectus Supplement: The Prospectus Supplement to be prepared by the Depositor in connection with the issuance and sale of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Notes.

     Purchase Price: With respect to a Defective Home Loan, the Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the applicable Home Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Home Loan (after deducting therefrom any amounts received in respect of such repurchased Defective Home Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the date of repurchase).

     Qualified Substitute Home Loan: A home loan or home loans substituted for a Deleted Home Loan pursuant to Section 2.05 or Section 3.05 hereof, which (i) has or have an interest rate or rates of not less than, and not more than two percentage points greater than, the Home Loan Interest Rate for the Deleted Home Loan, (ii) matures or mature not more than one year than, and not more than one year earlier, than the maturity date of Deleted Home Loan, (iii) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance or Balances of the Deleted Home Loan or Loans as of such date,
(iv) has or have a lien priority equal or superior to that of the Deleted Home Loan or Loans, (v) has or have a borrower or borrowers with a comparable credit grade classification to the credit grade classification of the Obligor on the Deleted Home Loan or Loans, including a Credit Score equal to or greater than such Deleted Home Loan, (vi) has or have a borrower or borrowers with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan, and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.04 hereof and is or are not more than 30 days delinquent as of the date of substitution for such Deleted Home Loan or Loans. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Home Loans pursuant to Section 2.05 or Section 3.05 hereof are in fact "Qualified Substitute Home Loans" as provided above, the criteria specified in clauses (i) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (i.e., so long as the weighted average Home Loan Interest Rate of any loans proposed to be substituted is not less than two percentage points less than and not more than two percentage points greater than the Home Loan Interest Rate for the designated Deleted Home Loan or Loans, the requirements of clause (i) above would be deemed satisfied).

     Rating Agencies: Standard & Poor's, DCR and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Servicer, notice of which designation shall have been given to the Indenture Trustee and the Issuer.

     Ratings: The ratings initially assigned to the Notes by the Rating Agencies, as evidenced by letters from the Rating Agencies.

     Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes. If no such quotation can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference  Banks:  Three  money  center  banks  selected  by the  Indenture
Trustee.

     Regular Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Available Distribution Amount and (b) the sum of (i) the Noteholders' Interest Distribution Amount, (ii) the Regular Principal Distribution Amount and (iii) if such Distribution Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-Funding Distribution Trigger shall have occurred, the amount on deposit in the Pre-Funding Account on such date.

     Regular Principal Distribution Amount: On each Distribution Date, an amount equal to the lesser of:

               (A) the aggregate of the Class Principal Balances of the Classes of Notes immediately prior to such Distribution Date; and

               (B) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Home Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Distribution Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-Funding Distribution Trigger shall have occurred, the amount on deposit in the Pre-Funding Account on such date, and (vii) on the Distribution Date on which the Trust is to be terminated pursuant to Section 11.02 hereof, the Termination Price (net of any accrued and unpaid interest, Trust Fees and Expenses due and unpaid on such date and Servicing Advance Reimbursement Amount).

     Released Mortgaged Property Proceeds: With respect to any secured Home Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which proceeds in either case are not released to the Obligor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

     Residual Interest: The interest which represents the right to the amount remaining, if any, after all prior distributions have been made under this Agreement, the Indenture and the Trust Agreement on each Distribution Date and certain other rights to receive amounts hereunder and under the Trust Agreement.

     Residual Interest Certificate: The meaning assigned thereto in the Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Issuer, any officer of the Owner Trustee or any agent acting under a power of attorney with direct responsibility for the administration of the Trust Agreement and this Agreement on behalf of the Issuer. When used with respect to the Depositor, the Transferor, the Servicer or the Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     Securities: The Notes or Residual Interest Certificates.

     Securityholder: Any Noteholder or Certificateholder.

     Senior Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, the excess, if any, of (A) the Senior Noteholders' Monthly Interest Distribution Amount for the preceding Distribution Date plus any outstanding Senior Noteholders' Interest Carry-Forward Amount for preceding Distribution Dates, over (B) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date.

     Senior Noteholders' Interest Distribution Amount: With respect to any Distribution Date, the sum of the Senior Noteholders' Monthly Interest Distribution Amount for such Distribution Date and the Senior Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Senior Noteholders' Monthly Interest Distribution Amount: With respect to each Distribution Date and the Classes of Senior Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Distribution Date.

     Senior Notes: The Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     Senior Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, an amount equal to the Pool Principal Balance as of the related Determination Date minus the greater of (a) the sum of (1) 56.50% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Maximum Collateral Amount, provided; however, that such amount shall never be less than zero or greater than the sum of the Original Class Principal Balances of the Notes.

     Series or Series  1997-1:  DiTech  Home Loan  Asset  Backed  Notes,  Series
1997-1.

     Servicer: DiTech, in its capacity as the servicer hereunder, or any successor appointed as herein provided.

     Servicer  Termination  Event:  The termination of the Servicer  pursuant to
Section 10.01(b) hereof.

     Servicer's Fiscal Year: January 1st through December 31st of each year.

     Servicer's Home Loan Files: In respect of each Home Loan, all documents customarily included in the servicer's loan file for the related type of Home Loan as specifically set forth in Section 2.04(b).

     Servicer's Monthly Remittance Report: A report prepared and computed by the Servicer in substantially the form of Exhibit B attached hereto.

     Servicing Advance Reimbursement Amount: With respect to any date of determination, the amount of any Servicing Advances that have not been reimbursed as of such date, including Nonrecoverable Servicing Advances.

     Servicing Advances: Subject to Section 4.01(b) hereof, all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Home Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to Section 4.10 hereof, (iii) the conservation, management and sale or other disposition of a Foreclosure Property pursuant to
Section 4.11 hereof, (iv) the preservation of the security for a Home Loan if any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien pursuant to Section 4.05 hereof; provided, however, that such Servicing Advances are reimbursable to the Servicer out of Net Liquidation Proceeds.

     Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03 hereof.

     Servicing Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Distribution Date, which shall be the product of 0.75% (75 basis points) and the Principal Balance of such Home Loan as of the beginning of the immediately preceding Due Period, divided by 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer, which fees shall be paid from the Servicing Fee.

     Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Home Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Issuer and the Indenture Trustee, on behalf of the Noteholders, as such list may from time to time be amended.

     Servicing Plan: The meaning assigned thereto in Section 10.01(c) herein.

     Servicing Plan Trigger: The meaning assigned thereto in Section 10.01(c) herein.

     Six-Month Rolling Delinquency Average: With respect to any Distribution Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or Foreclosure Property as of the end of such Due Period.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, or any successor thereto.

     Stepdown Date: The first Distribution Date occurring after October 2000, upon which all of the following conditions exist:

               (1) the Pool Principal Balance has been reduced to 50.00% of Maximum Collateral Amount;

               (2) the Net Delinquency Calculation Amount is less than 4.00% of the Maximum Collateral Amount; and

               (3) the aggregate of the Class Principal Balances of the Senior Notes will be able to be reduced on such Distribution Date (such determination to be made by the Indenture Trustee prior to giving effect to distribution of principal on such Distribution Date) to the excess of:

                    (I)  the  Pool   Principal   Balance   as  of  the   related
               Determination Date over

                    (II) the greater of

                         (a) the sum of

               (1) 56.50% of the Pool Principal Balance as of the related Determination Date and

               (2) the Overcollateralization Target Amount for such Distribution Date (such amount to be calculated (x) without giving effect to the proviso in the definition thereof and
                    (y) pursuant only to clause (II) of the definition thereof); and

                         (b) 0.50% of the Maximum Collateral Amount.

     Subordinate Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, the excess, if any, of (A) the Subordinate Noteholders' Monthly Interest Distribution Amount for the preceding Distribution Date plus any outstanding Subordinate Noteholders' Interest Carry-Forward Amount for preceding Distribution Dates, over (B) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding
Distribution Date net of the Senior Noteholders' Interest Distribution Amount and the Mezzanine Noteholders' Interest Distribution Amount for such preceding Distribution Date; it being understood that the interest of the Class B-1 Noteholders in the Subordinate Noteholders' Interest Carry-Forward Amount is senior to that of the Class B-2 Noteholders.

     Subordinate Noteholders' Interest Distribution Amount: With respect to any Distribution Date, the sum of the Subordinate Noteholders' Monthly Interest Distribution Amount for such Distribution Date and the Subordinate Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Subordinate Noteholders' Monthly Interest Distribution Amount: With respect to each Distribution Date and the Classes of Subordinate Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Distribution Date.

     Subordinate Notes: The Class B-1 Notes and Class B-2 Notes.

     Subsequent Cut-Off Date Deposit: With respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Trust during any month which Subsequent Loan does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Loan Balance of such Subsequent Loan on the related Cut-Off Date and (b) one-twelfth of the Net Loan Rate on such Subsequent Loan.

     Subsequent Loan: Each Home Loan sold to the Trust for inclusion pursuant to
Section 2.06 hereof and the related Subsequent Transfer Agreement, which Home Loan shall be listed on the related Subsequent Loan Schedule.

     Subsequent Loan Schedule: The schedule of Subsequent Loans transferred to the Trust pursuant to the related Subsequent Transfer Agreement and attached thereto.

     Subsequent Transfer Agreement: Each Subsequent Transfer Agreement executed by the Owner Trustee, Indenture Trustee and the Transferor substantially in the form of Exhibit C attached hereto by which Subsequent Loans are sold and assigned to the Trust.

     Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement; provided, however, that in no event shall there be more than three
(3) such Subsequent Transfer Agreements.

     Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which is an Eligible Servicer and satisfies any requirements set forth in Section 4.06(a) hereof in respect of the qualifications of a Subservicer.

     Subservicing Account: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

     Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Home Loans as provided in Section 4.06(a) hereof, copies of which shall be made available, along with any modifications thereto, to the Issuer and the Indenture Trustee.

     Substitution Adjustment: As to any date on which a substitution occurs pursuant to Sections 2.05 or Section 3.05 hereof, the amount, if any determined by the Servicer, by which (a) the sum of the aggregate principal balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Home Loans as of the date of substitution, plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Home Loans.

     Superior Lien: With respect to any Home Loan which is secured by a lien other than a first priority lien, the mortgage loan(s) having a superior priority lien on the related Mortgaged Property .

     Termination Price: As of any date of determination, an amount without duplication equal to the greater of (A) the Note Redemption Amount and (B) the sum of (i) the Principal Balance of each Home Loan included in the Trust as of the applicable Monthly Cut-Off Date; (ii) all unpaid interest accrued on the Principal Balance of each such Home Loan at the related Net Loan Rate to such Monthly Cut-Off Date; and (iii) the aggregate fair market value of each Foreclosure Property included in the Trust on such Monthly Cut-Off Date, as determined by an Independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such Monthly Cut-Off Date.

     Transferor: DiTech, in its capacity as the transferor hereunder.

     Trust: The Issuer.

     Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts and all proceeds of the foregoing.

     Trust Accounts: The Note Distribution Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account.

     Trust Agreement: The Trust Agreement dated as of October 1, 1997, among the Depositor, the Company, the Paying Agent and the Owner Trustee.

     Trust Estate: The assets subject to this Agreement, the Trust Agreement and the Indenture and assigned to the Trust, which assets consist of: (i) such Home Loans as from time to time are subject to this Agreement as listed in the Home Loan Schedule, as the same may be amended or supplemented from time to time including by the addition of Subsequent Loans, the removal of Deleted Home Loans and the addition of Qualified Substitute Home Loans, together with the Servicer's Home Loan Files and the Indenture Trustee's Home Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to the Home Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date (iv) such assets as from time to time are identified as Foreclosure Property, (v) such assets and funds as are from time to time are deposited in the Collection Account, the Note Distribution Account and the Certificate Distribution Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (vi) the Issuer's rights under all insurance policies with respect to the Home Loans and any Insurance Proceeds, (vii) Net Liquidation Proceeds and Released Mortgaged Property Proceeds, and (viii) all right, title and interest of the Depositor in and to the obligations of the Transferor under the Home Loan Purchase Agreement pursuant to which the Depositor acquired the Home Loans from the Transferor, and all proceeds of any of the foregoing.

     Trust Fees and Expenses: As of each Distribution Date, an amount equal to the Servicing Compensation, the Indenture Trustee Fee, the Owner Trustee Fee and the Custodian Fee, if any.

     UCC: The Uniform Commercial Code as in effect in the State of New York.


     Section 1.02 Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                          CONVEYANCE OF THE HOME LOANS

     Section 2.01 Conveyance of the Home Loans.

     (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Residual Interest Certificates to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor, the Transferor or any other person in connection with the Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

     (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged the Trust Estate to the Indenture Trustee, and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused the Notes to be authenticated and delivered to the Depositor or its designee, upon the order of the Issuer. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused the Residual Interest Certificates to be authenticated and delivered to the Depositor or its designee, upon the order of the Depositor.

     Section 2.02 Ownership and Possession of Home Loan Files.

     Upon the issuance of the Notes, with respect to the Home Loans, the ownership of each Debt Instrument, the related Mortgage and the contents of the related Servicer's Home Loan File and the Indenture Trustee's Home Loan File shall be vested in the Trust and pledged to the Indenture Trustee for the benefit of the Securityholders, although possession of the Servicer's Home Loan Files (other than items required to be maintained in the Indenture Trustee's Home Loan Files) on behalf of and for the benefit of the Securityholders shall remain with the Servicer, and the Custodian shall take possession of the Indenture Trustee's Home Loan Files as contemplated in Section 2.05 hereof.

     Section 2.03 Books and Records.

     The sale of each Home Loan shall be reflected on the balance sheets and other financial statements of the Depositor or the Transferor, as the case may be, as a sale of assets by the Depositor or the Transferor, as the case may be, under GAAP. Each of the Servicer and the Custodian shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Home Loan which shall be clearly marked to reflect the ownership of each Home Loan by the Owner Trustee and pledged to the Indenture Trustee for the benefit of the Securityholders.

     It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Home Loans and the other property specified in Section 2.01(a) hereof from the Depositor to the Trust and such property shall not be property of the Depositor. If the assignment and transfer of the Home Loans and the other property specified in Section 2.01(a) hereof to the Trust pursuant to this Agreement or the conveyance of the Home Loans or any of such other property to the Trust is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trust a first priority security interest in the entire right, title and interest of the Depositor in and to the Home Loans and all other property conveyed to the Trust pursuant to Section 2.01 hereof and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. Within ten (10) days of the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Trust as "secured parties" and describing the Home Loans being sold by the Depositor to the Trust with the office of the Secretary of State of the state in which the Depositor is located.

     Section 2.04 Delivery of Home Loan Documents.

     (a) With respect to each Home Loan, the Transferor and/or the Depositor, as applicable, shall, on the Closing Date, deliver or caused to be delivered to the Custodian, as the designated agent of the Indenture Trustee, each of the following documents (collectively, the "Indenture Trustee's Home Loan Files"):

               (i) The original Debt Instrument, endorsed by the Transferor in blank or in the following form: "Pay to the order of The Bank of New York, as Indenture Trustee under the Sale and Servicing Agreement, dated as of October 1, 1997, DiTech Home Loan Owner Trust 1997-1, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Home Loan to the Transferor;

               (ii) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

               (iii) The original executed Assignment of Mortgage, in recordable form. The Assignment of Mortgage may be a blanket assignment, to the extent such assignment is effective under applicable law, for Mortgages covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, an Assignment of Mortgage need not be included in the individual Indenture Trustee's Home Loan File;

               (iv) All original intervening assignments of mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Home Loan to the Transferor (or, if any such assignment of mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment of mortgage certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original assignment submitted for recording); and

               (v) The original,  or a copy  certified by the Transferor to be a
          true  and  correct  copy  of  the   original,   of  each   assumption,
          modification, written assurance or substitution agreement, if any.

     (b) With respect to each Home Loan, the Transferor and the Depositor shall, on the Closing Date, deliver or caused to be delivered to the Servicer, as the designated agent of the Indenture Trustee, each of the following documents (collectively, the "Servicer's Home Loan Files"): (i) an original or copy of truth-in-lending disclosure, (ii) an original or copy of the credit application,
(iii) an original or copy of the consumer credit report, (iv) an original or copy of verification of employment and income, or verification of self-employment income, (v) if the Home Loan is a Combination Loan, an original or copy of contract of work or written description with cost estimates, if any,
(vi) if the Home Loan is a Combination Loan for which the Transferor prepares an inspection report, an original or copy of the report of inspection of improvements to the Property, (vii) to the extent not included in (clause (ii) of this Section 2.04(b), an original or copy of a written verification (or a notice of telephonic verification, with written verification to follow) that the Obligor at the time of origination was not more than 30 days delinquent on any Superior Lien on the Mortgaged Property, (viii) if the Home Loan is secured by a Mortgage, a copy of the HUD-1 or HUD 1-A Closing Statement indicating the sale price, or an existing Uniform Residential Appraisal Report, or a Drive-by Appraisal documented on FHLMC Form 704, or a tax assessment, or a full Uniform Residential Appraisal Report prepared by a national appraisal firm in accordance with the Transferor's guidelines, and (ix) an original or a copy of a title search as of the time of origination with respect to the Property in accordance with the Transferor's guidelines.

     (c) The Indenture Trustee shall cause the Custodian to take and maintain continuous physical possession of the Indenture Trustee's Home Loan Files in the State of California and, in connection therewith, shall act solely as agent for the Securityholders in accordance with the terms hereof and not as agent for the Transferor or any other party.

     (d) Within 60 days after the Closing Date in the case of Initial Loan or, in the case of the subsequent Loans, within 60 days of the related Subsequent Transfer Date, the Transferor, at its own expense, shall record each Assignment of Mortgage (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; provided, however, that the Transferor need not record any such Assignment of Mortgage which relates to a Home Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Transferor (at the Transferor's expense) to the Indenture Trustee and the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Indenture Trustee's and the Certificateholder's interest in the related Home Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 60 days following the Closing Date in the case of Initial Loans or, in the case of Subsequent Loans, within 60 days of the related
Subsequent Transfer Date, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Indenture Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Transferor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Transferor shall be required to submit each such Assignment of Mortgage for recording.

     (e) All recordings required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Transferor.

     Section 2.05 Acceptance by the Indenture Trustee of the Home Loans; Certain Substitutions; Certification by the Custodian.

     (a) The Indenture Trustee agrees to cause the Custodian to execute and deliver on the Closing Date an acknowledgment of receipt of the Indenture Trustee's Home Loan File for each Home Loan. The Indenture Trustee declares that it will cause the Custodian to hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the Trust Estate and delivered to the Custodian, in trust, upon and subject to the conditions set forth herein. The Indenture Trustee agrees to cause the Custodian to review each Indenture Trustee's Home Loan File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Home Loan, within 45 days after the conveyance of the related Home Loan to the Trust) and to cause the Custodian to deliver to the Transferor, the Depositor, the Indenture Trustee, the Issuer and the Servicer a certification (the "Custodian's Initial Certification") to the effect that, as to each Home Loan listed in the Home Loan Schedule (other than any Home Loan paid in full or any Home Loan specifically identified as an exception to such certification), (i) all documents required to be delivered to the Indenture Trustee pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than as expressly permitted by Section 2.04 hereof), (ii) all documents delivered by the Depositor and the Transferor to the Custodian pursuant to Section 2.04 hereof have been reviewed by the Custodian and have not been mutilated or damaged and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Obligor) and relate to such Home Loan, (iii) based on the examination of the Custodian on behalf of the Indenture Trustee, and only as to the foregoing documents, the information set forth on the Home Loan Schedule accurately reflects the information set forth in the Indenture Trustee's Home Loan File and (iv) each Debt Instrument has been endorsed as provided in Section 2.04 hereof. Neither the Issuer nor the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face or
(ii) to determine whether any Indenture Trustee's Home Loan File should include any of the documents specified in Section 2.04(a)(v) hereof.

     (b) The Servicer's Home Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for, the Noteholders and the Indenture Trustee as the owner thereof for so long as the Indenture continues in full force and effect; after the Indenture is terminated in accordance with the terms thereof, the Servicer's Home Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for, the Certificateholders. It is intended that, by the Servicer's agreement pursuant to this Section 2.05(b), the Indenture Trustee shall be deemed to have possession of the Servicer's Home Loan Files for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such documents or instruments are located. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Servicer's Home Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Home Loans or such documents or instruments. The Servicer agrees to indemnify the Securityholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Securityholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Securityholders or the Indenture
Trustee; and provided, further, that the Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this Agreement issued to the Servicer by the Indenture Trustee. The Indenture Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

     (c) The Custodian shall, for the benefit of the Securityholders, review each Indenture Trustee's Home Loan File within 60 days after the date it delivered a Custodian's Initial Certification and deliver to the Transferor, the Depositor, the Indenture Trustee, the Issuer and the Servicer an updated certification (a "Custodian's Updated Certification"), setting forth those exceptions listed on the Custodian's Initial Certification which continue to exist on the date of such Custodian's Updated Certification. With respect to any Home Loans which are set forth as exceptions in the Custodian's Updated Certification because recorded assignments or original or certified copies of Mortgages have not yet been delivered to the Custodian, the Transferor shall cure such exceptions by delivering such missing documents to the Custodian no later than 360 days after the Closing Date.

     The Custodian agrees, for the benefit of the Securityholders, to review each Indenture Trustee's Home Loan File within 360 days after the Closing Date and to deliver to the Transferor, the Depositor, the Indenture Trustee, the Issuer and the Servicer a final certification (a "Custodian's Final Certification"), setting forth those exceptions listed on the Custodian's Updated Certification which continue to exist on the date of such Custodian's Final Certification.

     In performing any such review, the Custodian may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature  thereon.  Neither  the  Issuer  nor  the  Custodian  shall  have  any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of a Indenture Trustee's Home Loan File is discovered, then the Depositor and Transferor shall comply with the cure, substitution and repurchase provisions of Section 3.05 hereof.


     Section 2.06 Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in this Article II and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Issuer's delivery, on each Subsequent Transfer Date to or upon the order of the Transferor, of all or a portion of the balance of funds in the Pre-Funding Account, the Transferor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Issuer, all of its right, title and interest in and to each Subsequent Loan listed on the related Subsequent Loan Schedule. The transfer by the Transferor to the Issuer of the Subsequent Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Transferor to the Trust. If the assignment and transfer of the Subsequent Loans and the other property specified in this
Section 2.06(a) from the Transferor to the Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Transferor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Transferor shall be deemed to have granted and does hereby grant to the Issuer as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Transferor in and to the related Subsequent Loans and all other property conveyed to the Issuer pursuant to this Section 2.06(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released to the Transferor from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred.

     (b) The Indenture Trustee, at the direction of the Issuer, shall contribute from the Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred to the Trust and use such cash to purchase the Subsequent Loans on behalf of the Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) the Transferor shall have provided the Indenture Trustee, Owner Trustee and the Rating Agencies with an Addition Notice, which notice shall be given no fewer than two Business Days prior to the related Subsequent Transfer Date and shall designate the Subsequent Loans to be sold to the Trust and the aggregate Principal Balances of such Subsequent Loans as of the related Cut-Off Date; and the Rating Agencies shall have provided written confirmation to the Indenture Trustee and the Owner Trustee that the purchase of such Subsequent Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the Outstanding Notes;

               (ii) the Transferor shall have deposited in the Collection Account all principal collected after the related Cut-Off Date and interest payments collected after the related Cut-Off Date in respect of each Subsequent Loan and the related Subsequent Cut-Off Date Deposit;

               (iii) the Transferor shall have delivered an Officer's Certificate to the Indenture Trustee and the Owner Trustee confirming that, as of each Subsequent Transfer Date, the Transferor was not insolvent, would not be made insolvent by such transfer and was not aware of any pending insolvency;

               (iv) the Pre-Funding Period shall not have ended;

               (v) the Transferor shall have delivered to the Indenture  Trustee and the Owner Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph
          (b) and in the related Subsequent Transfer Agreement upon which the Indenture Trustee and Owner Trustee may rely without independent verification;

               (vi) the Transferor shall have delivered an Officer's Certificate to the Indenture Trustee and the Owner Trustee confirming that the representations and warranties of the Transferor pursuant to Section
          3.04 hereof (other than to the extent representations and warranties relate to statistical information as to the characteristics of the Initial Loans in the aggregate) and pursuant to Section 3.02 hereof are true and correct with respect to the Subsequent Loans and the Transferor, as applicable, as of the Subsequent Transfer Date;

               (vii) the Trust shall not purchase a Subsequent Loan unless (A) the Rating Agencies shall consent thereto (which consent shall not be unreasonably withheld and shall be evidenced by a letter from the Rating Agencies), (B) the following conditions shall have been satisfied as to each Subsequent Loan: (I) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date; (II) the lien securing any such Subsequent Loan must not be lower than third priority; (III) such Subsequent Loan must have an outstanding Principal Balance of at least $2,500 as of the applicable Cut-Off Date; (IV) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless the Transferor deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Home Loan Interest Rate less the applicable Servicing Fee rate (each such amount, a "Capitalized Interest Subsequent Deposit"), in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs; (V) such Subsequent Loan is a fully amortizing loan with level payments over the remaining term of no fewer than 10 years and no more than 25 years and the scheduled maturity will be no later than January 2023; (VI) such Subsequent Loan must have a fixed Home Loan Interest Rate of at least 9.50%; (VII) any such Subsequent Loan must have an original Combined Loan-to-Value Ratio of no more than 125%, (VIII) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time or in a manner similar to the Initial Loans, and (IX) following the purchase of such Subsequent Loans by the Trust, the Loans included in the Pool must have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Loans included in the initial Pool and (C) the following conditions shall have been satisfied with respect to the Subsequent Loans conveyed on the Subsequent Transfer Date, (I) the average weighted Home Loan Interest Rate must be greater than or equal to 13.1%, (II) the average weighted Combined Loan-to-Value Ratio must be less than or equal to 113%, (III) the average weighted FICO Score must be greater than or equal to 680 and (IV) the average weighted remaining term to maturity must be greater than or equal to 260 months.

               (viii) in connection with the transfer and assignment of the Subsequent Loans, the Transferor shall satisfy the document delivery requirements set forth in Section 2.05 hereof; and

               (ix) each proposed Subsequent Loan must be listed on Exhibit A hereto as the same may be amended from time to time with the approval of the Depositor.

     (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Indenture Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Account Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Indenture Trustee from the Pre-Funding Account or from the Capitalized Interest Account, the Indenture Trustee shall not be liable therefor and the Transferor shall immediately repay such amounts to the Indenture Trustee.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     Section 3.01 Representations and Warranties of the Depositor.

     The Depositor hereby represents and warrants to the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee and the Noteholders that as of the Closing Date:

               (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under this Agreement and to create the Trust pursuant to the Trust Agreement;

               (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

               (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Indenture Trustee, the Transferor and the Servicer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

               (e)  There   are  no   actions   or   proceedings   against,   or
          investigations of, the Depositor currently pending with regard to which the Depositor has received service of process and no action or proceeding against, or investigation of, the Depositor is, to the knowledge of the Depositor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Notes;

               (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

               (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof;

               (h) The Depositor did not sell the Home Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Home Loans to the Trust;

               (i) As of the Closing Date, the Depositor had good title to, and was the sole owner of, each Home Loan free and clear of any lien other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have delivered to the Trust good title to, and the Trust will be the sole owner of, each Home Loan free and clear of any lien;

               (j) The Depositor acquired title to each of the Home Loans in good faith, without notice of any adverse claim;

               (k) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

               (l) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

               (m) The transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.


     Section 3.02 Representations and Warranties of the Transferor.

     The Transferor hereby represents and warrants to the Servicer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Depositor that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

               (a) The Transferor is a corporation licensed as a mortgage lender duly organized, validly existing and in good standing under the laws of the State of California and has, and had at all relevant times, full corporate power to originate or purchase the Home Loans, to own its property, to carry on its business as currently conducted and to enter into and perform its obligations under this Agreement;

               (b) The execution and delivery of this Agreement by the Transferor and its performance of and compliance with the terms of this Agreement will not violate the Transferor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets;

               (c) The Transferor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Indenture Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (d) The Transferor is not in violation of, and the execution and delivery of this Agreement by the Transferor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor or its properties or materially and adversely affect the performance of its duties hereunder;

               (e) There are no actions or proceedings against, or investigations of, the Transferor currently pending with regard to which the Transferor has received service of process and no action or proceeding against, or investigation of, the Transferor is, to the knowledge of the Transferor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the sale of the Home Loans to the Depositor, the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the Notes;

               (f) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement, (2) the issuance of the Notes, (3) the sale of the Home Loans under the Home Loan Purchase Agreement or
          (4) the consummation of the transactions required of it by this Agreement, except such as shall have been obtained before the Closing Date;

               (g) The Transferor acquired title to the Home Loans in good faith, without notice of any adverse claim;

               (h) The collection practices used by the Transferor with respect to the Home Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

               (i) No Officer's Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

               (j) The Transferor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Transferor prior to the date hereof;

               (k) All information provided by or on behalf of the Transferor to the Depositor or its Affiliates with respect to (i) summaries of the individual Home Loans and any letters, certifications and other materials furnished to the Depositor by the Transferor relating to the Home Loans, (ii) report of environmental assessments of the related Mortgaged Properties, (iii) reports of site inspections of the related Mortgaged Properties, (iv) all information and documentation relating to the Home Loans and included in the investor and Rating Agencies due diligence and any documents or information relating to the Home Loans and provided by the Transferor or any of its affiliates to potential investors, including but not limited to Home Loan legal, underwriting and servicing documents and information, (y) the information regarding the Home Loans, underwriting, and the Transferor set forth in the Prospectus and the Prospectus Supplement, and (vi) any computer diskettes, computer tapes and/or other electronic media containing (A) the information on the Home Loan Schedule, and (B) information regarding the Home Loans provided to the Depositor or its Affiliates and used in preparing Computational Materials (as such term is defined in the no-action letter issued by the staff of the Securities and Exchange Commission (the "SEC"), dated May 20, 1994 to Kidder, Peabody Acceptance Corporation I), Collateral Term Sheets, ABS Term Sheets, and/or Structural Term Sheets (as such terms are defined in the no-action letter issued by the SEC, dated February 17, 1995 to the Public Securities Association does not contain an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (l) The Transferor has transferred the Home Loans without any intent to hinder, delay or defraud any of its creditors.

     It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the respective Indenture Trustee's Home Loan Files to the Custodian (as the agent of the Indenture Trustee) and shall inure to the benefit of the Securityholders, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee and the Trust. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Home Loan or the interests of the Securityholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Transferor set forth in Section 3.05 hereof to cure any breach or to substitute for or repurchase an affected Home Loan shall constitute the sole remedies available hereunder to the Securityholders, the Depositor, the Servicer, the
Indenture Trustee or the Owner Trustee respecting a breach of the representations and warranties contained in this Section 3.02.


     Section 3.03 Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents and warrants to and covenants with the Owner Trustee, the Indenture Trustee, the Noteholders, the Depositor and the Transferor that as of the Closing Date or as of such date specifically provided herein:

               (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Home Loan in accordance with the terms of this Agreement;

               (b) The execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (c) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Indenture Trustee, the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (d) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or materially and adversely affect the performance of its duties hereunder;

               (e)  There   are  no   actions   or   proceedings   against,   or
          investigations of, the Servicer currently pending with regard to which the Servicer has received service of process and no action or proceeding against, or investigation of, the Servicer is, to the knowledge of the Servicer, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Notes;

               (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

               (g) The Servicer is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations hereunder;

               (h) The Servicer is an Eligible Servicer and services mortgage loans in accordance with Accepted Servicing Procedures;

               (i) No Officer's Certificate, statement, report or other document prepared by the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

               (j) The Servicer is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement;

               (k) The Servicer has not waived any default, breach, violation or event of acceleration existing under any Debt Instrument or the related Mortgage;

               (l) The Servicer will cause to be performed any and all acts required to be performed by the Servicer to preserve the rights and remedies of the Trust and the Indenture Trustee in any Insurance Policies applicable to the Home Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trust and the Indenture Trustee;

               (m) The Servicer shall comply with, and shall service, or cause to be serviced, each Home Loan, in accordance with all applicable laws; and

               (n) The Servicer agrees that, so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, it shall remain in good standing under the laws governing its creation and existence and qualified under the laws of each state in which it is necessary to perform its obligations under this Agreement or in which the nature of its business requires such qualification; it shall maintain all licenses, permits and other approvals required by any law or regulations as may be necessary to perform its obligations under this Agreement and to retain all rights to service the Loans; and it shall not dissolve or otherwise dispose of all or substantially all of its assets.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.03 shall survive delivery of the respective Indenture Trustee's Home Loan Files to the Indenture Trustee and shall inure to the benefit of the Depositor, the Noteholders and the Indenture Trustee. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Home Loan or the interests of the Noteholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties.


     Section 3.04  Representations  and  Warranties  Regarding  Individual  Home
Loans.

     The Transferor hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee and the Noteholders, with respect to each Loan as of the Closing Date, and with respect to each Subsequent Loan, as of the related Subsequent Transfer Date, except as otherwise expressly stated:

               (a) The information pertaining to each Home Loan set forth in the Home Loan Schedule was true and correct in all material respects as of the Cut-Off Date;

               (b) As of the applicable Cut-Off Date, none of the Loans was 30 or more days past due (without giving effect to any grace period); the Transferor has not advanced funds, induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required by any Home Loan;

               (c) The terms of the Debt Instrument and any related Mortgage contain the entire agreement of the parties thereto and have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the related Indenture Trustee's Home Loan File and recorded, if necessary, to maintain the lien priority of the any related Mortgage; no instrument of waiver, alteration, expansion or modification has been executed, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the related Indenture Trustee's Home Loan File and the payment terms of which are reflected in the related Home Loan Schedule;

               (d) The Debt Instrument and any related Mortgage are not subject to any set-off, claims, counterclaim or defense, including the defense of usury or of fraud in the inducement, and will not be so subject in the future with respect to the goods and services provided under the Debt Instrument; and neither the operation of any of the terms of the Debt Instrument and any related Mortgage, nor the exercise of any right thereunder, will render such Debt Instrument or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (e) Any and all requirements of any federal, state or local law applicable to the Home Loan (including any law applicable to the origination, servicing and collection practices with respect thereto) have been complied with;

               (f) No Debt Instrument or Mortgage has been satisfied, canceled, rescinded or subordinated, in whole or part; and the Transferor, except as otherwise permitted by clause (c) of this Section 3.04, has not waived the performance by the Obligor of any action, if the Obligor's failure to perform such action would cause the Debt Instrument or Home Loan to be in default; and with respect to a Home Loan, the related Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, subordination, release, cancellation or rescission;

               (g) Each related Mortgage is a valid, subsisting and enforceable lien on the related Property, including the land and all buildings on the Property;

               (h) The Debt Instrument and any related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity;

               (i) To the best of the Transferor's knowledge, all parties to the Debt Instrument and any related Mortgage had legal capacity at the time to enter into the Home Loan and to execute and deliver the Debt Instrument and any related Mortgage, and the Debt Instrument and any related Mortgage have been duly and properly executed by such parties;

               (j) As of the applicable Cut-Off Date, the proceeds of the Home Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all applicable requirements set forth in the Home Loan documents have been complied with; the Obligor is not entitled to any refund of any amounts paid or due under the Debt Instrument or any related Mortgage;

               (k) Immediately prior to the sale, transfer and assignment to the Depositor, the Transferor will have good and indefeasible legal title to the Home Loan, the related Debt Instrument and any related Mortgage and the full right to transfer such Home Loan, the related Debt Instrument and any related Mortgage, and the Transferor will have been the sole owner thereof, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others, except for such liens as will be released simultaneously with the transfer and assignment of the Home Loans to the Depositor (and the Indenture Trustee's Home Loan File will contain no evidence inconsistent with the foregoing); and immediately upon the sale, transfer and assignment contemplated by the Home Loan Purchase Agreement, the Depositor will hold good title to, and be the sole owner of each Home Loan, the related Debt Instrument and any related Mortgage, free of all liens (except any first liens outstanding as of the Closing Date), pledges, charges, mortgages, encumbrances or rights of others;

               (l) Except for those Home Loans referred to in clause (b) of this
          Section 3.04 that are delinquent as of the Cut-Off Date, there is no default, breach, violation or event of acceleration known to the Transferor under the Home Loan, the related Debt Instrument and any related Mortgage and there is no event known to the Transferor which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder and neither the Transferor nor its predecessors have waived any such default, breach, violation or event of acceleration;

               (m) The Debt Instrument and any related Mortgage contain customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security provided thereby, including, (A) in the case of any Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure;

               (n) Each Home Loan is a fixed rate loan; the Debt Instrument shall mature within not more than 25 years from the date of origination of the Home Loan; the Debt Instrument is payable in substantially equal Monthly Payments, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the original term and to pay interest at the related Home Loan Interest Rate; interest on each Home Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Debt Instrument does not provide for any extension of the original term;

               (o) The related Debt Instrument is not and has not been secured by any collateral except, in the case of a Home Loan, the lien of the corresponding Mortgage;

               (p) With respect to any Home Loan, if the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, or a valid substitution of trustee has been recorded, and no extraordinary fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Obligor;

               (q) With respect to any Home Loan, the Transferor has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the Home Loan Schedule, or in the related Indenture Trustee's Home Loan File with respect to the related Mortgage, the related Property or the Obligor which could reasonably be expected to materially and adversely affect the value of the related Property or the marketability of the Home Loan or cause the Home Loan to become delinquent or otherwise be in default;

               (r) Assuming no material change to the applicable law or regulations in effect as of the Closing Date, after the consummation of the transactions contemplated by this Agreement, the Indenture Trustee will have the ability to foreclose or otherwise realize upon a Property or if otherwise permitted by applicable law, by pursuing other remedies against an Obligor, if the Home Loan is a Home Loan, or to enforce the provisions of the related Home Loan against the Obligor thereunder, if the foreclosure upon any such Property or enforcement of the provisions of the related Home Loan against the Obligor is undertaken as set forth in Section 4.10 hereof;

               (s) There exists a Home Loan File relating to each Home Loan and such Home Loan File contains all of the original or certified documentation listed in Section 2.04 hereof for such Home Loan. Each Indenture Trustee's Home Loan File has been delivered to the Custodian and each Servicer's Home Loan File is being held in trust by the Servicer for the benefit of, and as agent for, the Securityholders and the Indenture Trustee as their respective interest appear herein. Each document included in the Home Loan File which is required to be executed by the Obligor has been executed by the Obligor in the appropriate places. With respect to each Home Loan, the related Assignment of Mortgage to the Indenture Trustee is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property is located. All blanks on any form required to be completed have been so completed;

               (t) Each Property is improved by a residential dwelling and is not a Home Loan in respect of a manufactured home or mobile home or the land on which a manufactured home or mobile home has been placed, unless such manufactured home or mobile home is treated as real estate under applicable law;

               (u) Each Home Loan was underwritten by the Transferor in accordance with the Transferor's underwriting guidelines;

               (v) If the Property securing any Home Loan is in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, unless the community in which the area is situated is not participating in the National Flood Insurance Program and the regulations thereunder or less than a year has passed since FEMA notification regarding such hazards, a flood insurance policy is in effect with respect to such Property with a generally acceptable carrier which complies with section 102(a) of the Flood Disaster Protection Act of 1973; all improvements upon each Property securing a Home Loan are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Property is located, pursuant to insurance policies conforming to the requirements of the Agreement; all such policies contain a standard mortgagee clause naming the Transferor or its predecessor in interest, its successors and assigns, as loss payee;

               (w) All costs, fees and expenses incurred in originating and closing the Home Loan and in recording any related Mortgage were paid and the Obligor is not entitled to any refund of any amounts paid or due to the lender pursuant to the Debt Instrument or any related Mortgage;

               (x) There is no obligation on the part of the Transferor or any other party other than the Obligor to make payments with respect to the Home Loan;

               (y) At the time of origination of the Home Loan, each related Superior Lien, if any, was certified by the Obligor as not being 30 or more days delinquent;

               (z) To the best of the Transferor's knowledge, all parties which have had any interest in the Home Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

               (aa) With respect to each Home Loan, the related Mortgage contains an enforceable provision requiring the consent of the mortgagee to assumption of the related Home Loan upon sale of the Property;

               (ab) With respect to each Home Loan, there is no homestead or other exemption available to the mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the Mortgage; no relief has been requested or allowed to the mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

               (ac) The related Servicer's Home Loan File for each Home Loan that is a Home Loan contains a title document with respect to such Home Loan reflecting that title to the related Mortgaged Property is vested at least 50% in the related Obligor;

               (ad) To the best of the Transferor's knowledge, each Property (including each residential dwelling improvement thereon) is free of damage which materially and adversely affects the value thereof and there is no proceeding pending for the total or partial condemnation of any Property;

               (ae) Each Home Loan was originated in compliance with all applicable laws and, to the best of the Transferor's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith;

               (af) Each Home Loan has been serviced in accordance with all applicable laws and, to the best of the Transferor's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith;

               (ag) The transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Transferor to the Depositor were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

               (ah) Any Home Loan originated in the State of Texas, was originated pursuant to either Chapter 3 or Chapter 6 of the Texas Consumer Credit Code;

               (ai) As of the applicable Cut-Off Date, no Obligor is a debtor under proceedings under the United States Bankruptcy Code, and no Obligor has defaulted in payments on a Home Loan after the filing of such bankruptcy case, whether under a plan or reorganization or otherwise;

               (aj) To the best of the Transferor's knowledge, the Transferor has not advanced funds, or induced, solicited or knowingly received any advance of loan payments from a party other than, with respect to a Home Loan, the owner of the Property subject to the Mortgage;

               (ak) The Home Loans were originated by the Transferor or through the Transferor's network of dealers and correspondents (including Home Loans acquired by such correspondents);

               (al) Each Home Loan either complies with the Home Ownership and Equity Protection Act of 1994 or is not subject to such act;

               (am) The Transferor has caused to be performed or shall cause to be performed within one month of the Closing Date any and all acts required to preserve the rights and remedies of the Trust and the Indenture Trustee in any insurance policies applicable to each Home Loan including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishment of coinsured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

               (an) With respect to any Home Loan, to the best of the Transferor's knowledge, the Property is free from any and all toxic and hazardous substances and there exists no violation of any environmental law, rule or regulation (whether local, state or federal) in respect of the Property which violation has or could have a material adverse effect on the market value of such Property. The
          Transferor has no knowledge of any pending action or proceeding directly involving the related Property in which compliance with any environmental law, rule or regulation is in issue; and, to the Transferor's best knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Property;

               (ao) At the time of its origination no Home Loan was secured by a Mortgage on a non-owner occupied Mortgaged Property;

               (ap) With respect to the Initial Loans, on the Closing Date, and with respect to the Subsequent Loans, on the Subsequent Transfer Date, 55% or more (by aggregate Principal Balance) of the Home Loans do not constitute "real estate mortgages" for the purpose of Treasury Regulations Section 301.7701(i) under the Code. For this purpose a Home Loan does not constitute a "real estate mortgage" if:

               (i) The Home Loan is not secured by an interest in real property, or

               (ii) The Home Loan is not an "obligation principally secured by an interest in real property." For this purpose an "obligation is principally secured by an interest in real property" if it satisfies either test set out in paragraph (1) or paragraph (2) below.

               (1) The 80-percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation (A) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified); or (B) is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date.

                    For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

               (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only, substantially all of the proceeds of the obligations means 66 2/3% or more of the gross proceeds.

               (aq) No Home Loan was adversely selected as to credit risk from the pool of home loans owned by the Transferor;

               (ar) With respect to each Home Loan that is not a first lien mortgage loan, either (i) no consent for the Home Loan was required by the holder of the related Superior Lien or (ii) such consent has been obtained and has been delivered to the Indenture Trustee;

               (as) Each Home Loan is a home improvement loan for goods or services, a debt consolidation loan or a home equity loan;

               (at) Each Debt Instrument is comprised of a single original promissory note and each promissory note constitutes an "instrument" or "chattel paper" for purposes of Article 9 of the UCC; each Debt Instrument has been delivered to the Custodian and no copy of a Debt Instrument contains an original authentication or signature of the Trust;

               (au) To the best of the Transferor's knowledge, all improvements which were considered in determining the appraised value of the Property lay wholly within the boundaries and building restriction lines of the Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (av) To the best of the Transferor's knowledge, all inspections, licenses and certificates required to be made, obtained and issued as of the Closing Date with respect to the improvements and the use and occupancy of all occupied portions of all Properties have been made, obtained or issued as applicable;

               (aw) The Home Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Transferor, the Obligor or anyone on behalf of the Obligor, or paid by any source other than the Obligor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Home Loan is not a graduated payment Home Loan and the Home Loan does not have a shared appreciation or other contingent interest feature; and

               (ax) The Transferor has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.


     Section 3.05 Purchase and Substitution.

     (a) It is understood and agreed that the representations and warranties set forth in Section 3.04 hereof shall survive the conveyance of the Home Loans to the Issuer, the grant of the Home Loans to the Indenture Trustee and the delivery of the Notes to the Noteholders. Upon discovery by the Depositor, the Servicer, the Transferor, the Custodian, the Issuer, the Indenture Trustee or any Securityholder of a breach of any of such representations and warranties or the representations and warranties set forth in Section 3.02 which materially and adversely affects the value of the Home Loans or the interests of the Securityholders in the related Home Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, including any breach of the representation set forth in Section 3.04(ap) hereof as a result of an aggregate of Home Loans which would not otherwise cause a breach of any other representation or warranty, promptly cure such breach in all material respects. If within 60 days after the earlier of the Transferor's discovery of such breach or the Transferor's receiving notice thereof such breach has not been remedied by the Transferor and such breach materially and adversely affects the interests of the Securityholders or in the related Home Loan (the "Defective Home Loan"), the Transferor shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Home Loan from the Trust (in which case it shall become a Deleted Home Loan) and substitute one or more Qualified Substitute Home Loans in the manner and subject to the conditions set forth in this Section 3.05 or (ii) purchase such Defective Home Loan at a purchase price equal to the Purchase Price by depositing such Purchase Price in the Collection Account. The Transferor shall provide the Servicer, the Indenture Trustee and the Issuer with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Transferor is purchasing the Defective Home Loan or substituting in lieu of such Defective Home Loan a Qualified Substitute Home Loan.

     Any substitution of Home Loans pursuant to this Section 3.05(a) shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Distribution Date, amounts paid by the Transferor pursuant to this Section 3.05 in connection with the repurchase or substitution of any Defective Home Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Distribution Account as part of the Available Collection Amount to be retained therein or transferred to the Certificate Distribution Account, if applicable, pursuant to Section 5.01(c) hereof.

     It is understood and agreed that the obligation of the Transferor to repurchase or substitute any such Home Loan pursuant to this Section 3.05 shall constitute the sole remedy against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. With respect to representations and warranties made by the Transferor pursuant to Section 3.04 hereof that are made to the Transferor's best knowledge, if it is discovered by any of the Depositor, the Transferor, the Indenture Trustee or the Owner Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Home Loan, notwithstanding the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     (b) As to any Deleted Home Loan for which the Transferor substitutes a Qualified Substitute Home Loan or Loans, the Transferor shall effect such substitution by delivering to the Issuer (i) a certification executed by a Responsible Officer of the Transferor to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) the documents constituting the Indenture Trustee's Home Loan File for such Qualified Substitute Home Loan or Loans.

     The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Home Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Home Loans on or before the date of substitution will be retained by the Transferor. The Issuer will be entitled to all payments received on the Deleted Home Loan on or before the date of substitution and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Loan. The Transferor shall give written notice to the Issuer, the Servicer (if the Transferor is not then acting as such), the Indenture Trustee and Owner Trustee that such substitution has taken place and the Servicer shall amend the Home Loan Schedule to reflect (i) the removal of such Deleted Home Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Home Loan. The Transferor shall promptly deliver to the Issuer, the Servicer (if the Transferor is not then acting as such), the Indenture Trustee and Owner Trustee, a copy of the amended Home Loan Schedule. Upon such substitution, such Qualified Substitute Home Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Home Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.04 hereof. On the date of such substitution, the Transferor will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, the Servicer shall cause the Indenture Trustee to release the Deleted Home Loan from the lien of the Indenture and the Servicer will cause such Qualified Substitute Home Loan to be pledged to the Indenture Trustee under the Indenture as part of the Trust Estate.

     (c) With respect to all Defective Home Loans or other Home Loans repurchased by the Transferor pursuant to this Agreement, upon the deposit of the Purchase Price therefor into the Collection Account, the Indenture Trustee shall assign to the Transferor, without recourse, representation or warranty, all the Indenture Trustee's right, title and interest in and to such Defective Home Loans or Home Loans, which right, title and interest were conveyed to the Indenture Trustee pursuant to Section 2.01 hereof. The Indenture Trustee shall take any actions as shall be reasonably requested by the Transferor to effect the repurchase of any such Home Loans.

     (d) It is understood and agreed that the obligations of the Transferor set forth in this Section 3.05 to cure, purchase or substitute for a Defective Home Loan (and to indemnify the Trust for certain losses as described herein in connection with a Defective Home Loan) constitute the sole remedies hereunder of the Depositor, the Issuer, the Indenture Trustee, Owner Trustee and the Securityholders respecting a breach of the representations and warranties contained in Section 3.02 and Section 3.04 hereof. Any cause of action against the Transferor relating to or arising out of a defect in a Indenture Trustee's Home Loan File as contemplated by Section 2.05 hereof or against the Transferor relating to or arising out of a breach of any representations and warranties made in Section 3.04 hereof shall accrue as to any Home Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Transferor or notice thereof by the Transferor to the Indenture Trustee, (ii) failure by the Transferor to cure such defect or breach or purchase or substitute such Home Loan as specified above, and (iii) demand upon the Transferor, as applicable, by the Issuer or the Majority Noteholders for all amounts payable in respect of such Home Loan.

     (e) Neither the Issuer nor the Indenture Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Loan pursuant to this Section or the eligibility of any Home Loan for purposes of this Agreement.


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS


     Section 4.01 Duties of the Servicer.

     (a) Servicing Standard. The Servicer, as an independent contractor, shall service and administer the Home Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and the ordinary servicing practices of prudent mortgage lending institutions. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Home Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Home Loans for its own account, all in accordance with Accepted Servicing Procedures of prudent lending institutions and servicers of loans of the same type as the Home Loans and giving due consideration to the Securityholders' reliance on the Servicer. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Home Loans. In performing its obligations hereunder the Servicer shall at all times act in good faith in a commercially reasonable manner in accordance with applicable law and the Debt Instruments and Mortgages.

     (b) Servicing Advances. In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Home Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer nor any Subservicer on behalf of the Servicer shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Home Loan or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Securityholders, be added to the amount owing under the related Home Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Home Loan, before making any Servicing Advance that is material in relation to the outstanding principal balance of such Home Loan, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Home Loan and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Home Loan for the benefit of the Securityholders in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Servicing Advances therefor and, if applicable, the outstanding indebtedness of all Superior Liens. The Servicer shall only make a Servicing Advance with respect to a Home Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid; provided, however, that the Servicer will be entitled to be reimbursed for any Nonrecoverable Servicing Advance pursuant to this Agreement.

     (c) Waivers, Modifications and Extensions; Subordination. The Servicer shall make reasonably diligent efforts to collect all payments called for under the terms and provisions of the Home Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Procedures. The Servicer may in its discretion waive or permit to be waived any penalty interest or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the Due Date on a Debt Instrument for a period (with respect to each payment as to which the Due Date is extended) not greater than 90 days after the initially scheduled due date for such payment. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any additional extension or modification with respect to any Home Loan other than that permitted by the immediately preceding sentence unless the Home Loan is a Defaulted Home Loan. The Servicer may in its discretion enter in subordination agreements with respect to any Home Loan, provided that the Servicer determines, consistent with this Agreement and Accepted Servicing Procedures that the entering into of such subordination agreement is in the best interests of the Trust.

     (d) Instruments of Satisfaction or Release. Without limiting the generality of subsection (c) of this Section 4.01, the Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Securityholders and the Trust or any of them, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation or of partial or full release or discharge, and all other comparable instruments with respect to the Home Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trust and Securityholders. The Servicer shall service and administer the Home Loans in accordance with applicable state and federal law and shall provide to the Obligors any reports required to be provided to them thereby. The Indenture Trustee shall execute, at the written direction of the Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Indenture Trustee to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any Foreclosure Property, and the Indenture Trustee shall not be accountable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by such parties with respect to such actions.

     Section 4.02 Payment of Taxes, Insurance and Other Charges.

     The Servicer may and, if required by the Servicer, the Subservicers shall, establish and maintain one or more accounts (each, a "Servicing Account") into which any collections from the Obligors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Obligors shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances with respect to taxes, assessments, hazard insurance premiums and comparable items; (iii) refund to Obligors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Obligors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 11.01 hereof. As part of its servicing duties, the Servicer or Subservicers shall pay to the Obligors interest on funds in Servicing Accounts to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement from the Trust, the Indenture Trustee, Owner Trustee, the Depositor, or any Securityholder therefor. Upon request of the Indenture Trustee, the Transferor or the Servicer shall cause the bank, savings association or other depository for each Servicing Account to forward to the Indenture Trustee copies of such statements or reports as the Indenture Trustee, the Depositor or any Securityholder shall reasonably request.


     Section 4.03 Fidelity Bond; Errors and Omissions Insurance.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, the Federal Housing Administration and the FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Home Loans) of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Home Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Home Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the process from any such insurance will be deposited in the Collection Account. No provision of this Section 4.03 requiring such fidelity bond and errors and omission insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Issuer or the Indenture Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of such fidelity bond and insurance policy.


     Section 4.04 Filing of Continuation Statements.

     On or before the fifth anniversary of the filing of any financing statements by DiTech and the Depositor, respectively, with respect to the assets conveyed to the Trust, DiTech and the Depositor shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests and priorities of such liens and security interests that have been granted by DiTech and the Depositor, respectively, and DiTech and the Depositor shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Trust has terminated pursuant to Section 9.1 of the Trust Agreement. The Indenture Trustee agrees to cooperate with DiTech and the Depositor in preparing, executing and filing such statements. The Indenture Trustee agrees to notify DiTech and the Depositor on the third Distribution Date prior to each such fifth anniversary of the requirement that they file such financing and continuation statements. The filing of any such statement with respect to DiTech and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in Section 2.03 hereof. If DiTech or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or DiTech or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof, each of DiTech and the Depositor does hereby make, constitute and appoint the Indenture Trustee its attorney-in-fact, with full power and authority, to execute and file in its name and on its behalf any such financing statements or continuation statements required under this Section
4.04. The granting of such power of attorney to the Indenture Trustee by the Transferor and the Depositor does not create an obligation on the part of the Indenture Trustee to execute or file any such financing or continuation statements and the Indenture Trustee shall have no liability in connection therewith.

     Section 4.05 Superior Liens.

     If the Servicer is notified that any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien, or has declared or intends to declare a default under the related mortgage or the promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer and the Indenture Trustee, reasonable actions to protect the interests of the Securityholders and/or to preserve the security of the related Home Loan consistent with the requirements of this Agreement, provided that the Servicer shall not be required to make any Servicing Advances to cure the default or reinstate the Superior Lien. The Servicer shall promptly notify the Issuer and the Indenture Trustee if it takes any such action.


     Section 4.06 Subservicing.

     (a) The Servicer may enter into Subservicing Agreements for any servicing and administration of Home Loans with any institution that is an Eligible Servicer and in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. The Servicer shall give prior written notice to the Issuer and the Indenture Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either service the related Home Loans directly or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     In the event of termination of any Subservicer, and unless a successor Subservicer has otherwise been appointed, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any additional act or deed on the part of such Subservicer or the Servicer, and the Servicer shall service directly the related Home Loans.

     Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer. In no event shall any Subservicing Agreement require the Indenture Trustee, as Successor Servicer, for any reason whatsoever to pay compensation to a Subservicer in order to terminate such Subservicer.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer, the Indenture Trustee and the Securityholders for the servicing and administration of the Home Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Home Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Issuer, the Indenture Trustee and the Securityholders pursuant to Section 4.07 hereof, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements which accrued prior to the transfer of servicing to the successor Servicer. The Servicer, at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Loans. The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against which such enforcement is directed.

     (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Home Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in subsection (c) of this Section 4.06.

     (f) In those cases where a Subservicer is servicing a Home Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account. The Subservicer will be required to deposit into the Subservicing Account, no later than the first
Business Day after receipt, all proceeds of Home Loans received by the Subservicer and remit such proceeds to the Servicer for deposit in the Collection Account not later than the Business Day following receipt thereof by the Subservicer. Notwithstanding anything in this subsection (f) to the contrary, the Subservicer shall only be able to withdraw funds from the Subservicing Account for the purpose of remitting such funds to the Servicer for deposit into the Collection Account. The Servicer shall require the Subservicer to cause any collection agent of the Subservicer to send a copy to the Servicer of each statement of monthly payments collected by or on behalf of the Subservicer within five Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Subservicer into the Collection Account for the same period. The Servicer shall be deemed to have received payments on the Home Loans on the date on which the Subservicer has received such payments.

     Section 4.07 Successor Servicers.

     In the event that the Servicer is terminated pursuant to Section 10.01 hereof, or resigns pursuant to Section 9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will become the successor servicer or will appoint a successor servicer in accordance with the provisions of Section 10.02 hereof; provided, however, that any successor servicer, excluding the Indenture Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by the Rating Agencies.

     Section 4.08 Maintenance of Insurance.

     (a) The Servicer shall cause to be maintained for each Foreclosure Property acquired by the Trust such types and amounts of insurance coverage as the Servicer shall deem reasonable.

     (b) Any amounts collected by the Servicer under any Insurance Policies shall be paid over or applied by the Servicer as follows:

               (i) In the case of amounts received in respect of any Home Loan:

                    (A) for the restoration or repair of the affected Property, in which event such amounts shall be released to the Obligor in accordance with the terms of the related Debt Instrument or

                    (B) to the extent not so used, in reduction of the Principal Balance of the related Home Loan, in which event such amounts shall be deposited into the Collection Account,

unless the related instruments require a different application, in which case such amounts shall be applied in the manner provided therein; and

               (ii) Subject to Section 4.10 hereof, in the case of amounts received in respect of any Foreclosure Property, for the restoration or repair of such Foreclosure Property, unless the Servicer determines,  consistent  with  the  servicing  standard  set  forth in
          Section 4.01 hereof, that such restoration or repair is not in the best economic interest of the Trust, in which event such amounts shall be deposited into the Collection Account as a payment received from the operation of such Foreclosure Property.


     Section 4.09 Reports to the Securities and Exchange Commission; 144A Information.

     (a) The Indenture Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission all monthly reports on Form 8-K and annual reports on Form 10-K required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Servicer and the Transferor shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 4.09. The Indenture Trustee shall pay any fees, costs, expenses and liabilities (including legal fees and expenses) incurred by each of the Issuer and the Depositor arising as a result of the negligent failure of the Indenture Trustee to perform its duties and obligations under this Section 4.09.

     (b) The Servicer shall provide to the Indenture Trustee, if requested, information regarding the Class B Notes and the Home Loans and such other information as the Indenture Trustee shall be required to deliver to any holder of a Class B Note and any prospective transferee designated by any such holder to satisfy the condition of eligibility set forth in Rule 144A(d)(4) under the Securities Act.


     Section 4.10 Foreclosure; Foreclosure Alternatives.

     (a) If any monthly payment due under any Home Loan is not paid when the same is due and payable, or if the Obligor fails to perform any other covenant or obligation under such Home Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Trust, including but not limited to proceeding against the Property securing such Home Loan, accepting short pay-offs, short sales, entering into assumptions and modifications, pursuing collection litigation or alternative court proceedings to foreclosure actions. In the event that the Servicer determines not to proceed against the Mortgaged Property or Obligor, as applicable, on or before the Determination Date following such determination, the Servicer shall determine in good faith in accordance with customary servicing practices that all amounts which it expects to receive with respect to such Home Loan have been received. If the Servicer makes such a determination, it shall give notice to such effect to the Issuer and the Indenture Trustee.

     (b) In accordance with the criteria for proceeding against the Mortgaged Property set forth in subsection (a) of this Section 4.10, unless otherwise prohibited by applicable law or court or administrative order, the Servicer, on behalf of the Trust and the Indenture Trustee, may, at any time, institute foreclosure proceedings to the extent permitted by law, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to the related Mortgaged Property, by operation of law or otherwise.

     In accordance with the criteria for proceeding against the Mortgaged Property set forth in subsection (a) of this Section 4.10, the Servicer shall institute foreclosure proceedings, repossess, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure or otherwise acquire possession of or title to any Property, by operation of law or otherwise, only in the event that in the Servicer's reasonable judgment such action is likely to result in a positive economic benefit to the Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Home Loan to the Servicer).

     (c) The Indenture Trustee shall execute within 5 days after request of the Servicer therefor, any powers of attorney and other documents necessary and appropriate to carry out its duties hereunder, including any documents or powers of attorney necessary to foreclose any Mortgage. The forms of any such powers or documents shall be appended to such requests.


     Section 4.11 Title, Management and Disposition of Foreclosure Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosure Property"), the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Securityholders. The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Indenture Trustee and the Securityholders solely for the purpose of the prudent and prompt disposition and sale of such Foreclosure Property. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account.

     Subject to Section 4.10 hereof, the Servicer shall, consistent with the servicing standards set forth herein, foreclose upon or otherwise comparably convert the ownership of Properties securing such of the Home Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with realization upon defaulted Home Loans, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures and as shall meet the requirements of insurers under any insurance policy required to be maintained hereunder with respect to the related Home Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated herein.

     The Servicer shall not be required to make any Servicing Advance, to foreclose upon any Mortgaged Property, or otherwise expend its own funds toward the restoration of any Mortgaged Property that shall have suffered damage from any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement unless it shall determine in its reasonable judgment, as evidenced by a certificate of a Servicing Officer, that such foreclosure or restoration, as the case may be, will increase the proceeds of liquidation of the related Home Loan after reimbursement to itself of Servicing Advances. Any Servicing Advances made with respect to a Home Loan shall be recoverable by the Servicer only from recoveries on such Home Loan except to the extent such Servicing Advance is deemed a Nonrecoverable Servicing Advance.

     The Servicer may offer to sell to any Person any Foreclosure Property, if and when the Servicer determines, in a manner consistent with Accepted Servicing Procedures, that such a sale would be in the best interests of the Trust. The Servicer shall give the Indenture Trustee not less than five days' prior notice of its intention to sell any Foreclosure Property and shall accept the highest bid received from any Person for any Foreclosure Property in an amount at least equal to the sum of:

               (1) the Principal Balance of the related foreclosed Home Loan plus the outstanding amount of any Superior Liens; and

               (2) all unpaid interest accrued thereon at the related Home Loan Interest Rate through the date of sale.

     In the absence of any such bid, the Servicer shall accept the highest bid received from any Person that is determined to be a fair price for such Foreclosure Property by the Servicer, if the highest bidder is a Person other than an Interested Person, or by an Independent appraiser retained by the Servicer, if the highest bidder is an Interested Person. In the absence of any bid determined to be fair as aforesaid, the Servicer shall offer the affected Foreclosure Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner for a period of not less than 10 or more than 30 days, and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid and the Servicer shall accept the highest outstanding cash bid, regardless of from whom received. No Interested Person shall be obligated to submit a bid to purchase any Foreclosure Property and, notwithstanding anything to the contrary herein, neither the Indenture Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Foreclosure Property pursuant hereto.

     In determining whether any bid constitutes a fair price for any Foreclosure Property, the Servicer shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the financial standing of any tenant of the Foreclosure Property, the physical condition of the Foreclosure Property and the state of the local and national economies.

     Subject to the provisions of Section 4.10 hereof, the Servicer shall act on behalf of the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosure Property, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosure Property shall be without recourse to the Indenture Trustee, the Servicer or the Trust and, if consummated in accordance with the terms of this Agreement, neither the Servicer nor the Indenture Trustee shall have any liability to any Securityholder with respect to the purchase price therefor accepted by the Servicer or the Indenture Trustee.

     The Servicer may contract with any independent contractor for the operation and management of any Foreclosure Property; provided, however, that:

               (i) the terms and conditions of any such contract shall not be inconsistent with this Agreement;

               (ii) any such contract shall require, or shall be administered to require, that the independent contractor pay all costs and expenses incurred in connection with the operation and management of such Foreclosure Property, remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such independent contractor;

               (iii) none of the provisions of this Section 4.11 relating to any such contract or to actions taken through any such independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Foreclosure Property; and

               (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosure Property.

          The Servicer shall be entitled to enter into any agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall not be liable for any fees owed by it to any such independent contractor and any amounts so expended shall be deemed Servicing Advances. Each liquidation of a Foreclosure Property shall be carried by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable and as shall be normal and usual in its several servicing activities, and the resulting Liquidation Proceeds shall be distributed in accordance with Section 5.01 hereof.


                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

     Section 5.01 Collection Account and Note Distribution Account.

     (a) (1) Establishment of Collection Account. The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained one or more Collection Accounts in the State of New York (collectively, the "Collection Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Collection Account, The Bank of New York, as Indenture Trustee, in trust for the DiTech Home Loan Asset Backed Notes, Series 1997-1". The Collection Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Collection Account shall be invested in accordance with Section 5.03 hereof.

     The Collection Account shall be established, as of the Closing Date, with the Indenture Trustee as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Issuer and the Indenture Trustee, be transferred to a different depository institution so long as such transfer is to an Eligible Account acceptable to the Indenture Trustee.

          (2) Establishment of Note Distribution Account. No later than the Closing Date, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with the Indenture Trustee in the State of New York one or more Note Distribution Accounts (collectively, the "Note Distribution Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Note Distribution Account, The Bank of New York, as Indenture Trustee, in trust for the DiTech Home Loan Asset Backed Notes, Series 1997-1". Funds in the Note Distribution Account shall be invested in accordance with Section 5.03 hereof.

     (b) (1) Deposits to Collection Account. The Servicer shall use its best efforts to deposit or cause to be deposited (without duplication), within two (2) Business Days after receipt thereof, into the Collection Account and retain therein in trust for the benefit of the Securityholders:

               (i) all payments in respect of interest due with respect to the Home Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, including any amounts required to be deposited in the Collection Account pursuant to Section 2.06(b)(vii)(B)(IV) hereof;

               (ii) all Net Liquidation Proceeds pursuant to Section 4.11 hereof, to the extent required under Section 4.08;

               (iii)  all  Insurance  Proceeds,  to the  extent  required  under
          Section 4.08;

               (iv) all Released Mortgaged Property Proceeds;

               (v) any amounts payable in connection with the repurchase of any Home Loan and the amount of any Substitution Adjustment pursuant to Sections 2.05 and 3.05 hereof;

               (vi) the deposit of the Termination Price under Section 11.01 hereof;

               (vii) any amount to be deposited from the Pre-Funding Account or the Capitalized Interest Account; and

               (viii)  interest  and  gains  on  funds  held  in the  Collection
          Account.

     The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts received with respect to a Home Loan that constitute additional servicing compensation pursuant to Section 7.03 hereof, and such amounts retained by the Servicer during a Due Period shall be excluded from the calculation of the Servicing Compensation that is distributable to the Servicer from the Note Distribution Account on the next Distribution Date following such Due Period.

          (2) Deposits to Note Distribution Account. On the second Business Day prior to each Distribution Date, the Indenture Trustee (based on information provided by the Servicer for such Distribution Date) shall withdraw from the Collection Account the Available Collection Amount and deposit such into the Note Distribution Account for such Distribution Date.

          (3) Withdrawals from Collection Account. The Indenture Trustee, at the direction of the Servicer, shall also make the following withdrawals from the Collection Account, in no particular order of priority:

               (i) to withdraw any amount not required to be deposited in the Collection Account or deposited therein in error;

               (ii) to withdraw the Servicer Reimbursement Amount;

               (iii) to clear and terminate the Collection Account in connection with the termination of this Agreement; and

               (iv) to make the payments set forth in Section 9.01(e) hereof.

          (c) Withdrawals from Note Distribution Account. To the extent funds are available in the Note Distribution Account, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall make withdrawals therefrom by 9:00 a.m. (New York City time) on each Distribution Date, for application in the following order of priority:

               (i) to distribute on such Distribution Date the following amounts pursuant to the Indenture in the following order: (a) to the Servicer, an amount equal to (i) the Servicing Compensation (net of any amounts retained prior to deposit into the Collection Account pursuant to subsection (b)(1) above) and all unpaid Servicing Compensation from prior Distribution Dates and (ii) all Nonrecoverable Servicing Advances not previously reimbursed, (b) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Distribution Dates, (c) to the Owner Trustee, an amount equal to the Owner Trustee Fee or any unpaid portion of the Owner Trustee Fees, and (d) to the Custodian, an amount equal to the Custodian Fee, if any, and all unpaid Custodian Fees from prior Distribution Dates; and

               (ii) to deposit into the Certificate Distribution Account the applicable portions of the Available Distribution Amount distributable in respect of the Residual Interest calculated pursuant to subsections
          (d) and (e) of this Section 5.01 on such Distribution Date.

     Notwithstanding that the Notes have been paid in full, the Indenture Trustee and the Servicer shall continue to maintain the Collection Account and the Note Distribution Account hereunder until the Class Principal Balance of each Class of Notes has been reduced to zero.

          (d) On each Distribution Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall distribute the Regular Distribution Amount from the Note Distribution Account (in the case of all amounts distributable to Noteholders) and from the Certificate Distribution Account (in the case of all amounts distributable to Certificateholders), in the following order of priority:

               (i) to the holders of the Senior Notes pro rata, the Senior Noteholders Interest Distribution Amount for such Distribution Date;

               (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, their respective portions of the Mezzanine Noteholders' Interest Distribution Amount for such Distribution Date;

               (iii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, their respective portions of the Subordinate Noteholders' Interest Distribution Amount for such Distribution Date;

               (iv) if with respect to such Distribution Date the Pre-Funding Distribution Trigger shall have occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to all Classes of Notes pro rata based on the Original Class Principal Balances thereof;

               (v) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of the Senior Notes to the Senior Optimal Principal Balance for such Distribution Date; provided, however, that on each Distribution Date occurring on or after any reduction of the Class Principal Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes to zero through the application of Allocable Loss Amounts, amounts shall be distributed among the remaining Senior Notes pro rata in accordance with their outstanding Class Principal Balances and not sequentially;

               (vi) sequentially, to the holders of the Class M-1 Notes and Class M-2 Notes in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date;

               (vii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Distribution Date;

               (viii) sequentially, to the Class M-1 Notes, Class M-2 Notes, Class B-1 and the Class B-2 Notes, in that order, until their respective  Loss  Reimbursement  Deficiencies  have  been paid in full
          (first, to the reimbursement of Allocable Loss Amounts, until completely reimbursed and then, to any accrued interest thereon); and

               (ix) any remaining amount to the holders of the Residual Interest Certificates.

          (e) On each Distribution Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall distribute the Excess Spread, if any, in the following order of priority:

               (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

                    (A) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero and until the aggregate of their Class Balances have been reduced to the Senior Optimal Principal Balance for such Distribution Date;

                    (B) sequentially, to the holders of the Class M-1 Notes and Class M-2 Notes, in that order, until the respective Class Principal Balances thereof have been reduced to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively, for such Distribution Date; and

                    (C) (i) sequentially, to the holders of the Class B-1 Notes and Class B-2 Notes, until the respective Class Principal Balances thereof have been reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance for such Distribution Date; and

               (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full (in the case of the Class M-1 Notes and Class M-2 Notes: first, to the reimbursement of Allocable Loss Amounts until completely reimbursed and, then, to any accrued interest thereon); and

               (iii) any remaining amount to the holders of the Residual Interest Certificates.


     Section  5.02  Certificate   Distribution  Account  and  Note  Distribution
Account.

     (a) Establishment of Certificate Distribution Account. No later than the Closing Date, the Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained in the State of New York with the Indenture Trustee for the benefit of the Trust one or more Certificate Distribution Accounts (collectively, the "Certificate Distribution Account"), each of which shall be an Eligible Account and may be interest-bearing, entitled "Certificate Distribution Account for the DiTech Home Loan Owner Trust 1997-1". Funds in the Certificate Distribution Account shall be invested in accordance with Section 5.03 hereof.

     (b) Distributions. On each Distribution Date the Indenture Trustee shall withdraw from the Note Distribution Account all amounts required to be deposited into the Certificate Distribution Account with respect to such Distribution Date pursuant to Section 5.01(c)(ii) hereof and, on behalf of the Trust, shall deposit such amounts into the Certificate Distribution Account. The Indenture Trustee shall distribute all remaining amounts on deposit in the Note Distribution Account to the holders of the Notes to the extent of amounts due and unpaid on the Notes for principal thereof and interest thereon. The
Indenture Trustee, on behalf of the Trust shall distribute all amounts on deposit in the Certificate Distribution Account first to the Indenture Trustee to the extent of amounts due and not otherwise reimbursed pursuant to Section
6.07 of the Indenture and second, to the holders of the Residual Interest Certificates.

     (c) All distributions made on each Class of Notes on each Distribution Date will be made on a pro rata basis among the Noteholders of record of such Class of Notes on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Noteholder, if such Noteholder shall own of record Notes in original Denominations aggregating at least $250,000 and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Noteholder appearing in the Notes Register. The final distribution on each Note will be made in like manner, but only upon presentment and surrender of such Note at the location specified in the notice to Noteholders of such final distribution.

     (d) All distributions made on the Residual Interest Certificates on each Distribution Date will be made pro rata among the holders of the Residual Interest Certificates of record on the next preceding Record Date based on their percentage holdings in the Residual Interest, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of each such holder, if such holder shall own of record a Residual Interest Certificate in an original denomination aggregating at least a 50% holding of the Residual Interest and shall have so notified the Paying Agent, and otherwise by check mailed to the address of such Residual Interest holder appearing in the Certificate Register. The final distribution on each Residual Interest Certificate will be made in like manner, but only upon presentment and surrender of such Residual Interest Certificate at the location specified in the notice to holders of the Residual Interest Certificates of such final distribution. Any amount distributed to the holders of the Residual Interest Certificates on any Distribution Date shall not be subject to any claim or interest of holders of the other Classes of Notes.

     Section 5.03 Trust Accounts; Trust Account Property.

     (a) Control of Trust Accounts. Each of the Trust Accounts established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall, within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

     With respect to the Trust Accounts (other than the Certificate Distribution Account), the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer, as the case may be, and the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.

     In addition to this Agreement and the Indenture, the Certificate Distribution Account established hereunder shall also be subject to and established and maintained in accordance with the Trust Agreement. Subject to rights of the Indenture Trustee hereunder and under the Indenture, the Owner Trustee or the Paying Agent shall possess for the benefit of the Certificateholders all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Estate. Notwithstanding the preceding, the distribution of amounts from the Certificate Distribution Account in accordance with Section 5.01(c)(ii) hereof shall also be made for the benefit of the Indenture Trustee (including without limitation with respect to its duties under the Indenture and this Agreement relating to the Trust Estate), and the Indenture Trustee (in its capacity as Indenture Trustee) shall have the right, but not the obligation, to take custody and control of the Certificate Distribution Account and to cause the distribution of amounts therefrom in the event that the Owner Trustee fails to distribute such amounts in accordance with subsections (c) and (d) of Section 5.02.

     The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee or Owner Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Indenture Trustee or Owner Trustee to carry out their respective duties herein or under the Indenture or the Trust Agreement, as applicable.

          (b) (1) Investment of Funds. So long as no Event of Default shall have occurred and be continuing, the funds held in any Trust Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Transferor in writing or by telephone or facsimile transmission confirmed in writing by the Servicer. In any case, funds in any Trust Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the Business Day immediately preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to subsection (b)(2) of this Section. All interest and any other investment earnings on amounts or investments held in any Trust Account shall be deposited into such Trust Account immediately upon receipt by the Indenture Trustee. All Permitted Investments in which funds in any Trust Account (other than the Certificate Distribution Account) are invested must be held by or registered in the name of "The Bank of New York, as Indenture Trustee, in trust for the DiTech Home Loan Asset Backed Notes, Series 1997-1". While the Indenture Trustee holds the Certificate Distribution Account on behalf of the Trust, all Permitted Investments in which funds in the Certificate Distribution Account are invested shall be held by or registered in the name of "Certificate Distribution Account for DiTech Home Loan Owner Trust 1997-1".

          (2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from any Trust Account held by or on behalf of the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee to perform in accordance with this Section 5.03.

     If any losses are realized in connection with any investment in any Trust Account pursuant to this Agreement and the Indenture, then the Transferor shall deposit the amount of such losses (to the extent not offset by income from other investments in such Trust Account) into such Trust Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in any Trust Account shall be taxed to the Issuer and for federal and state income tax purposes the Issuer shall be deemed to be the owner of each Trust Account.

     (c) Subject to section 6.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

     (d) With respect to the Trust Account Property, the Indenture Trustee acknowledges and agrees that:

          (1) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of subsection (a) of this Section 5.03; and each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Indenture Trustee; and, without limitation on the foregoing, the Indenture Trustee shall have sole signature authority with respect thereto;

          (2) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph
     (a) of the definition of "Delivery" in Section 1.1 hereof and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

          (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" in Section 1.1 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

          (4) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be delivered to the Indenture Trustee in accordance with paragraph
     (c) of the definition of "Delivery" in Section 1.1 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

     (e) The Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Issuer to carry out their respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.


     Section 5.04 Allocation of Losses.

     (a) In the event that Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Home Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Home Loan, such Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument, first, to interest accrued at the Home Loan Interest Rate and, then, to principal.

     (b) On any Distribution Date, any Allocable Loss Amounts shall be applied to the reduction of the Class Principal Balances of the Class B-2, the Class B-1 Notes, the Class M-1 Notes and Class M-2 Notes in accordance with the Allocable Loss Amount Priority.


     Section 5.05 Pre-Funding Account.

     (a) The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained in the State of New York in the name of the Indenture Trustee a Pre-Funding Account (the "Pre-Funding Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Pre-Funding Account, The Bank of New York, as Indenture Trustee, in trust for the DiTech Home Loan Asset Backed Securities, Series 1997-1." The Pre-Funding Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Pre-Funding Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Pre-Funding Account shall be invested in accordance with Section 5.03 hereof.

     On the Closing Date, the Trust will deposit in the Pre-Funding Account the Pre-Funded Amount from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in
Section 2.06 hereof with respect to such transfer, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to the Principal Balances of the Subsequent Loans transferred to the Issuer on such Subsequent Transfer Date and distribute such amount to or upon the order of the Transferor.

     (b) If the Pre-Funded Amount has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funded Amount on such date pursuant to paragraph (a) above, the Indenture Trustee in writing shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date (i) if the Pre-Funded Amount is equal to or less than $50,000, and deposit such amount in the Note Distribution Account to be applied to reduce the Outstanding Amount of the Class of Notes then entitled to distributions of principal and (ii) if the Pre-Funded Amount is greater than $50,000, and deposit such amounts to the Note Distribution Account to be applied in reduction of the Class Principal Balance of each Class of Notes based on the related Pre-Funded Percentage.

     (c) On the Business Day preceding each of the second and third Distribution Dates, if applicable, the Indenture Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and remit such amounts to the Transferor.


     Section 5.06 Capitalized Interest Account.

     (a) The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained in the name of the Indenture Trustee a Capitalized Interest Account (the "Capitalized Interest Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Capitalized Interest Account, The Bank of New York, as Indenture Trustee, in trust for the DiTech Home Loan Asset Backed Notes, Series 1997-1." The Capitalized Interest Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Capitalized Interest Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Capitalized Interest Account shall be invested in accordance with Section
5.03 hereof.

     On the Closing Date, the Trust will deposit in the Capitalized Interest Account the Capitalized Interest Initial Deposit from the net proceeds of the sale of the Notes and the Certificates and on each Subsequent Transfer Date the Trust will deposit in the Capitalized Interest Account any applicable Capitalized Interest Subsequent Deposit with respect to each Subsequent Loan.

     (b) On each Determination Date during the Pre-Funding Period (including the Determination Date in the month following the Due Period during which the
Pre-Funding Period ends), the Indenture Trustee will withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement and deposit such amount into the Collection Account.

     (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account shall be paid to the Transferor.


                                   ARTICLE VI

              STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS


     Section 6.01 Statements.

     (a) No later than each Determination Date, the Servicer shall deliver to the Indenture Trustee by facsimile, the receipt and legibility of which shall be confirmed by telephone, and with hard copy thereof to be delivered no later than one (1) Business Day after such Determination Date, the Servicer's Monthly Remittance Report, setting forth the date of such Report (day, month and year), the name of the Issuer (i.e. "DiTech Home Loan Owner Trust 1997-1"), the Series designation of the Notes (i.e. "Series 1997-1") and the date of this Agreement, all in substantially the form set out in Exhibit B hereto. Furthermore, no later than each Determination Date, the Servicer shall deliver to the Indenture Trustee a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Home Loans during the related Due Period as the Indenture Trustee may reasonably require.

     (b) On each Distribution Date, Indenture Trustee shall distribute, based on information provided by the Servicer, a monthly statement (the "Distribution Statement") to the Depositor, the Owner Trustee, the Securityholders and the Rating Agencies, stating the date of original issuance of the Notes (day, month and year), the name of the Issuer (i.e. "DiTech Home Loan Owner Trust 1997-1"), the Series designation of the Notes (i.e., "Series 1997-1"), the date of this Agreement and the following information:

          (i) the Available Collection Amount and Available Distribution Amount for the related Distribution Date;

          (ii) the Class Principal Balance of each Class of Notes before and after giving effect to distributions made to the holders of such Notes on such Distribution Date, and the Pool Principal Balance as of the first and last day of the related Due Period;

          (iii) the Class Factor with respect to each Class of the Notes then outstanding;

          (iv) the amount of principal, if any, and interest to be distributed to each Class of Notes on the related Distribution Date;

          (v) with respect to each Class of Notes, the Optimal Principal Balance thereof;

          (vi) the Overcollateralization Deficiency Amount, and any amount to be distributed to the Noteholders or the holders of the Residual Interest on such Distribution Date;

          (vii) the Servicing Compensation, the Indenture Trustee Fee, the Owner Trustee Fee and, the Custodian Fee, if any, for such Distribution Date;

          (viii) the Overcollateralization Amount on such Distribution Date, the Overcollateralization Target Amount as of such Distribution Date, the Net Loan Losses incurred during the related Due Period, the cumulative Net Loan Losses as of such Distribution Date, the Allocable Loss Amount for such Distribution Date and the application of the Allocable Loss Amount Priority for such Distribution Date;

          (ix) the weighted average maturity of the Home Loans and the weighted average Home Loan Interest Rate of the Home Loans;

          (x) certain performance information, including, without limitation, delinquency and foreclosure information with respect to the Home Loans and 60-Day Delinquency Amounts (as defined in the definition of "Six-Month Rolling Delinquency Average" in Section 1.01 hereof), as set forth in the Servicer's Monthly Remittance Report;

          (xi) the number of and aggregate Principal Balance of all Home Loans in foreclosure proceedings and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

          (xii) the number of and the aggregate Principal Balance of the Home Loans in bankruptcy proceedings and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

          (xiii) the number of Foreclosure Properties, the aggregate Principal Balance of the related Home Loans, the book value of such Foreclosure Properties and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

          (xiv) during the related Due Period (and cumulatively, from the Closing Date through the most current Due Period), the number and aggregate Principal Balance of Home Loans for each of the following: (A) that became Defaulted Home Loans, (B) that became Liquidated Home Loans, (C) that became Deleted Home Loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defective Home Loans, and (D) that became Deleted Home loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defaulted Home Loans or a Home Loan in default or imminent default, including the foregoing amounts by loan type (i.e., Combination Loans, or Debt Consolidation Loans);

          (xv) the scheduled principal payments and the principal prepayments received with respect to the Home Loans during the Due Period and the cumulative principal prepayment received since the Cut-off Date;

          (xvi) the number and aggregate Principal Balance of Home Loans that were 30, 60 or 90 days Delinquent as of the close of business on the last day of the related Due Period; and

          (xvii) the aggregate Principal Balance of each Loan which has become a Liquidated Loan since the Cut-Off Date, also expressed as a percentage Pool Principal Balance.

     In the case of information furnished to Securityholders pursuant to subclause (b)(iv) of this Section 6.01, the amounts shall be expressed as a dollar amount per Note with a $1,000 Denomination.

     All reports prepared by the Indenture Trustee of the withdrawals from and deposits into the Collection Account will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

     (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person that at any time during the calendar year was a Securityholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (b)(iv) of this Section 6.01, aggregated for such calendar year or applicable portion thereof during which such Person was a Securityholder.

     (d) On each Distribution Date, the Indenture Trustee shall forward to the holders of the Residual Interest Certificates a copy of the Distribution Statement in respect of such Distribution Date and a statement setting forth the amounts actually distributed to such holders of the Residual Interest Certificates on such Distribution Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

     (e) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person that at any time during the calendar year was a holder of Residual Interest Certificates, if requested in writing by such Person, a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a holder of Residual Interest Certificates.

     (f) The Indenture Trustee shall forward to each Noteholder and each holder of a Residual Interest Certificate, during the term of this Agreement, such periodic, special or other reports, including information tax returns or reports required with respect to the Notes and the Residual Interest Certificates, as shall be necessary, reasonable, or appropriate with respect to the Noteholders or the holders of Residual Interest Certificates, or otherwise with respect to the purposes of this Agreement, all such reports or information in the case of the Residual Interest Certificates to be provided by and in accordance with such applicable instructions and directions as the Majority Residual Interestholders may reasonably require.

     (g) Reports and computer tapes furnished by the Servicer and the Indenture Trustee pursuant to this Agreement shall be deemed confidential and of a proprietary nature and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or the Servicer or for any other purpose except as set forth in this Agreement.


     Section 6.02 Specification of Certain Tax Matters.

     The Indenture Trustee shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made to any Noteholder or Certificateholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, giving due effect to any applicable exemptions from such withholding and effective certifications or forms provided by the recipient. Any amounts withheld pursuant to this Section 6.02 shall be deemed to have been distributed to the Noteholders or Certificateholders, as the case may be, for all purposes of this Agreement or the Indenture.


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 Due-On-Sale; Due-on-Encumbrance.

     (a) If any Home Loan contains a provision, in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Home Loan shall (or may at the related lender's option) become due and payable upon the sale or other transfer of an interest in the related Property; or

          (ii) provides that such Home Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, then, for so long as such Home Loan is included in the Trust, the Servicer, on behalf of the Indenture Trustee, shall exercise any right the Trust or the Indenture Trustee may have as the lender of record with respect to such Home Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with Accepted Servicing Procedures.

     (b) If any Home Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Home Loan shall (or may at the related lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Property; or

          (ii) requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Property, then, for so long as such Home Loan is included in the Trust, the Servicer, on behalf of the Trust, or the Indenture Trustee shall exercise any right the Indenture Trustee may have as the lender of record with respect to such Home Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with Accepted Servicing Standards.

     (c) Nothing in this Section 7.01 shall constitute a waiver of the Indenture Trustee's right to receive notice of any assumption of a Home Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.


     Section 7.02 Release of Home Loan Files.

     (a) If with respect to any Home Loan:

          (i) the outstanding Principal Balance of such Home Loan plus all interest accrued thereon shall have been paid;

          (ii) the Servicer shall have received, in escrow, payment in full of such Home Loan in a manner customary for such purposes;

          (iii) such Home Loan has become a Defective Loan and has been repurchased or a Qualified Substitute Home Loan has been conveyed to the Trust pursuant to Section 3.05 hereof;

          (iv) such Home Loan or the related Foreclosure Property has been sold in connection with the termination of the Trust pursuant to Section 11.01 hereof; or

          (v) the related Foreclosure Property has been sold pursuant to Section
     4.11 hereof.

     In each such case, the Servicer shall deliver a certificate to the effect that the Servicer has complied with all of its obligations under this Agreement with respect to such Home Loan and requesting that the Indenture Trustee release to the Servicer the related Indenture Trustee's Home Loan File, and the Indenture Trustee shall, within five Business Days or such shorter period as may be required by applicable law, release, or cause the Custodian to release (unless such Indenture Trustee's Home Loan File has previously been released), the related Indenture Trustee's Home Loan File to the Servicer and execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest ownership of such Home Loan in the Servicer or such other Person as may be specified in such certificate, the forms of any such instrument to be appended to such certificate.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Indenture Trustee shall, upon request of the Servicer, release the related Indenture Trustee's Home Loan File (or any requested portion thereof) to the Servicer in accordance with Section 3(a) of the Custodial Agreement.


     Section 7.03 Servicing Compensation.

     As compensation for its services hereunder, the Servicer shall be entitled to receive from the Collection Account the Servicing Fee, out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of prepayment penalties, assumption fees, modification fees, and other administrative fees, insufficient funds charges, amounts remitted pursuant to Section 7.01 hereof and late payment charges shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer's retaining such additional servicing compensation prior to deposit into the Collection Account pursuant to
Section 5.01(b)(1) hereof or, if deposited into the Collection Account, as part of the Servicing Compensation withdrawn from the Note Distribution Account pursuant to Section 5.01(c)(1) hereof.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Transferor also agrees to pay (i) all reasonable costs and expenses incurred by any successor Servicer or the Indenture Trustee in replacing the Servicer in the event of a default by the Servicer in the performance of its duties under the terms and conditions of this Agreement and (ii) the annual monitoring fees of the Rating Agencies.


     Section 7.04 Statement as to Compliance and Financial Statements.

     The Servicer will deliver to the Indenture Trustee, the Owner Trustee the Depositor and the Rating Agencies not later than 90 days following the end of each fiscal year of the Servicer (beginning in 1998), an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and what action the Servicer proposes to take with respect thereto.

     Contemporaneously with the submission of the Officer's Certificate required by the preceding paragraph, the Servicer shall deliver to the Indenture Trustee and the Owner Trustee a copy of its annual audited financial statements prepared in the ordinary course of business. The Servicer shall, upon the request of the Depositor, deliver to such party any unaudited quarterly financial statements of the Servicer.

     The Servicer agrees to make available to the Depositor on a reasonable basis a knowledgeable officer of the Servicer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Depositor on reasonable notice to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Depositor that the Servicer has the ability to service the Home Loans in accordance with this Agreement.

     The Servicer shall also furnish and certify to the requesting party such other information as to (i) its organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) its financial condition, (iii) the Home Loans and (iv) the performance of the obligations of any Subservicer under the related Subservicing Agreement, in each case as the Indenture Trustee or the Depositor may reasonably request from time to time.


     Section 7.05 Independent Public Accountants' Servicing Report.

     Not later than 90 days following the end of each fiscal year of the Servicer (beginning with fiscal year 1998), the Servicer at its expense shall cause any of Arthur Andersen & Co., Coopers & Lybrand LLP, Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Price Waterhouse & Co. or some other nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Indenture Trustee, the Owner Trustee, the Rating Agencies and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Home Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Home Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.


     Section 7.06 Right to Examine Servicer Records.

     Each Securityholder individually or in the aggregate holding, in each case, at least 20% of the Voting Interests, the Indenture Trustee, the Issuer and each of their respective agents shall have the right upon 15 days prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement), whether held by the Servicer or by another on behalf of the Servicer, which is reasonable and which is relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. In the case of the supervisory agents and examiners of the Issuer, Indenture Trustee and the Securityholders, access to the documentation regarding the Home Loans required by applicable state and federal regulations shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Each Securityholder, the Indenture Trustee and the Issuer agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

     The Servicer also agrees to make available on a reasonable basis to the Securityholders or any prospective Securityholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Securityholders and any prospective Securityholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Securityholders and such prospective Securityholder that the Servicer has the ability to service the Home Loans in accordance with this Agreement.


     Section  7.07  Reports  to  the  Indenture   Trustee;   Collection  Account
Statements.

     If the Collection Account is not maintained with the Indenture Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.01(b)(1) hereof, the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in Section 5.01(b)(2) and (3) hereof, in each case, for the related Due Period.


     Section 7.08 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Notes, Noteholders may request that the Servicer make available to the Noteholders and to prospective Noteholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.


                                  ARTICLE VIII

                                   (RESERVED)


                                   ARTICLE IX

                                  THE SERVICER


     Section 9.01 Indemnification; Third Party Claims.

     (a) The Servicer shall indemnify the Transferor, the Owner Trustee, the Trust, the Depositor and the Indenture Trustee (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement; provided, however, that if the Servicer is not liable pursuant to the provisions of Section 9.01(d) hereof for its failure to perform its duties and service the Home Loans in compliance with the terms of this Agreement, then the provisions of this Section 9.01 shall have no force and effect with respect to such failure.

     (b) The Transferor, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Indenture Trustee, the Owner Trustee and the Depositor of any claim of which it has been notified pursuant to this Section
9.01 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

     (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (ii) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section
9.01 shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

     (d) None of the Transferor, the Depositor, the Servicer or any of the directors, officers, employees or agents of the Transferor, the Depositor or the Servicer, or members or Affiliates of the Depositor shall be under any liability to the Trust or the Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Transferor, the Depositor, the Servicer or any such person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Transferor, the Depositor or the Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Depositor or the Transferor, as the case may be, or by reason of reckless disregard of the obligations and duties of the Servicer, the Depositor or the Transferor, as the case may be, hereunder. The Transferor, the Depositor, the Servicer and any director, officer, employee or agent of the Transferor, the Depositor or the Servicer, or any member or Affiliate of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     (e) The Servicer, the Transferor and the Depositor and any director, officer, employee or agent of the Servicer, the Transferor or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Home Loan or Home Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, none of the Transferor, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, any of the Transferor, the Depositor or the Servicer may, with the prior consent of the Indenture Trustee, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Transferor, the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.


     Section 9.02 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Home Loans and to perform its duties under this Agreement; provided, however, that the Servicer may merge or consolidate with any other corporation upon the satisfaction of the conditions set forth in the following paragraph.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee and the Issuer.


     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 hereof, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Home Loans in accordance with this Agreement.


     Section 9.04 Servicer Not to Resign; Assignment.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) with the consent of the Indenture Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an independent opinion of counsel to such effect delivered (at the expense of the Servicer) to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer, appointed pursuant to the provisions of Section 10.02 hereof and satisfying the requirements of Section 4.07 hereof with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

     The Servicer agrees to cooperate with any successor Servicer in effecting the transfer of the Servicer's servicing responsibilities and rights hereunder pursuant to the first paragraph of this Section 9.04, including, without limitation, the transfer to such successor of all relevant records and documents (including any Home Loan Files in the possession of the Servicer) and all amounts received with respect to the Home Loans and not otherwise permitted to be retained by the Servicer pursuant to this Agreement. In addition, the Servicer, at its sole cost and expense, shall prepare, execute and deliver any and all documents and instruments to the successor Servicer including all Home Loan Files in its possession and do or accomplish all other acts necessary or appropriate to effect such termination and transfer of servicing responsibilities.


     Section 9.05 Relationship of Servicer to Issuer and the Indenture Trustee.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer and the Indenture Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.


     Section 9.06 Servicer May Own Securities.

     Each of the Servicer and any Affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof except as otherwise specifically provided herein. Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Securities; provided, however, that any Securities owned by the Servicer or any Affiliate thereof, during the time such Securities are owned by them, shall be without voting rights for any purpose set forth in this Agreement. The Servicer shall notify the Indenture Trustee promptly after it or any of its Affiliates becomes the owner or pledgee of a Security.


                                    ARTICLE X

                                    DEFAULT


     Section 10.01 Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Servicer to deposit in the Collection Account in accordance with Section 5.01(b) hereof any payments in respect of the Home Loans received by the Servicer no later than the second Business Day following the day on which such payments were received; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given (a) to the Servicer by the Indenture Trustee or the Issuer, or (b) to the Servicer, the Indenture Trustee or the Issuer by the Majority Noteholders; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Majority Noteholders (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Agreement or (B) shall determine, in their reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that the Servicer:

               a) has experienced a material adverse change in its business, assets, liabilities, operations, condition (financial or otherwise) or prospects,

               b) has defaulted on any of its material obligations, or

               c) has ceased to conduct its business in the ordinary course; or

               (d) as of any Determination Date, the total Expected Loan Loss Percentage (as defined below) exceeds (1) up to the fifth (5th) anniversary of the September 30, 1997 Cut-Off Date, 31.5%, or (2) thereafter 21% (where the "Expected Loan Loss Percentage" shall be the sum of (A) the cumulative Net Loan Losses divided by the Initial Pool Principal Balance, plus (B) 25% of the aggregate Principal Balance of the Home Loans which are then more than 30 but less than 60 days delinquent divided by the Initial Pool Principal Balance, plus (C) 50% of the aggregate Principal Balance of the Home Loans which are then more than 60 but less than 90 days delinquent divided by the Initial Pool Principal Balance, plus (D) 100% of the aggregate Principal Balance of the Home Loans which are then more than 90 days delinquent divided by the Initial Pool Principal Balance).

     (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Indenture Trustee or the Majority Noteholders, by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Home Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Home Loans or otherwise, shall, subject to Section
10.02 hereof, pass to and be vested in a successor servicer, or the Indenture Trustee if a successor servicer cannot be retained in a timely manner, and the successor servicer, or Indenture Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Home Loans and related documents. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Home Loans.

     (c) If, as of any Determination Date, the total Expected Loan Loss Percentage exceeds (1) up to the fifth (5th) anniversary of the September 30, 1997 Cut-Off Date, 15.75%, or (2) thereafter 26.625% (the "Servicing Plan Trigger"), the Indenture Trustee shall prepare a plan (a "Servicing Plan") to replace the Servicer pursuant to Section 10.02 herein and which shall set forth the identity of any proposed successor servicer which shall be appointed pursuant to Section 10.02 in the event of an Event of Default under paragraph
(a)(vi)(d) of this Section 10.01 and confirm the Indenture Trustee's obligations under Section 10.02 herein to act as successor servicer if a successor servicer cannot be retained in a timely manner.


     Section 10.02 Indenture Trustee to Act; Appointment of Successor.

     On and after the date the Servicer receives a notice of termination pursuant to Section 10.01 hereof, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel or accompanied by the consents required by Section 9.04 hereof, or the Servicer is removed as servicer pursuant to this Article X, then, subject to Section 4.07 hereof, the Indenture Trustee shall appoint a successor servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it; and, provided further, that if a successor servicer cannot be retained in a timely manner, the Indenture Trustee shall act as successor Servicer. In the event the Indenture Trustee assumes the responsibilities of the Servicer pursuant to this Section 10.02, the Indenture Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent that is so licensed, qualified and in good standing in any such Mortgaged Property State.

     In the case that the Indenture Trustee serves as successor servicer, the Indenture Trustee in such capacity shall not be liable for any servicing of the Home Loans prior to its date of appointment and shall not be subject to any obligations to repurchase any Home Loans. The successor servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Home Loans which the Servicer would have been entitled to receive from the Note Distribution Account pursuant to Section 5.01(c) hereof as if the Servicer had continued to act as servicer hereunder, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 7.03 hereof. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to
Section 10.01 hereof but shall be entitled to any accrued and unpaid Servicing Fee to the date of termination.

     Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the Servicing Fee, together with other Servicing Compensation provided for herein. In the event the Indenture Trustee is required to solicit bids to appoint a successor servicer, the Indenture Trustee shall solicit, by public announcement, bids from Eligible Servicers. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee and Servicing Compensation provided for herein. Within 30 days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unpaid Servicing Fees and unreimbursed Servicing Advances made by the Indenture Trustee. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Indenture Trustee, the Issuer, any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Home Loans. Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Securityholder, the Issuer and the Depositor and, except in the case of the appointment of the Indenture Trustee as successor to the Servicer (when no consent shall be required), the Depositor, the Majority Noteholders and the Issuer shall have consented thereto.

     Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Home Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03 hereof, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.


     Section 10.03 Waiver of Defaults.

     The Majority Noteholders may waive any events permitting removal of the Servicer as servicer pursuant to this Article X; provided, however, that the Majority Noteholders may not waive a default in making a required distribution on a Note or Residual Interest Certificate without the consent of the related Noteholder or holder of the Residual Interest Certificate. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.


     Section 10.04 Accounting Upon Termination of Servicer.

     Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee the funds in any Trust Account maintained by the Servicer;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee all Home Loan Files and related documents and statements held by it hereunder and a Home Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee and to the Issuer and the Securityholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Home Loans; and

          (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Home Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.


                                   ARTICLE XI

                                   TERMINATION


     Section 11.01 Termination.

     This Agreement shall terminate upon notice by the Servicer to the Indenture Trustee and the Owner Trustee of either: (a) the later of (i) the satisfaction and discharge of the Indenture and the provisions thereof or (ii) the disposition of all funds with respect to the last Home Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee, the Owner Trustee, the Issuer and the Custodian; or (b) the mutual consent of the Servicer, the Depositor, the Transferor and all Securityholders in writing.


     Section 11.02 Optional Termination.

     The Majority Residual Interestholders may, at their option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount. The Majority Residual Interestholders shall effect such early termination by providing notice thereof to the Indenture Trustee and Owner Trustee and by purchasing all of the Home Loans at a purchase price, payable in cash, equal to or greater than the Termination Price. The expense of any Independent appraiser required under this Section 11.02 shall be a nonreimbursable expense of Majority Residual Interestholders.

     Any such early termination by the Majority Residual Interestholders shall be accomplished by depositing into the Collection Account on the third Business Day prior to the Distribution Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(1) hereof and any amounts withdrawable therefrom by the Indenture Trustee pursuant to Section 5.01(b)(3) hereof) shall be transferred to the Note Distribution Account pursuant to Section 5.01(b)(2) hereof for distribution to Noteholders on the succeeding Distribution Date; and any amounts received with respect to the Home Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Distribution Date shall belong to the purchaser thereof. For purposes of calculating the Available Distribution Amount for such final Distribution Date, amounts transferred to the Note Distribution Account immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.01(d) and (e) hereof.


     Section 11.03 Notice of Termination.

     Notice of termination of this Agreement or of early redemption and termination of the Trust shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with section 10.02 of the Indenture and (ii) by the Owner Trustee to the Certificateholders in accordance with section 9.1(d) of the Trust Agreement.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS


     Section 12.01 Acts of Noteholders.

     Except as otherwise specifically provided herein, whenever action, consent or approval of the Securityholders is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.


     Section 12.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee and the Issuer by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if either
(i) an Opinion of Counsel is obtained to such effect and (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Notes then outstanding.

     (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee and the Issuer by written agreement, with the prior written consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Security, without the consent of the holders of 100% of each Class of Notes affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in any manner other than as described in clause
(i), without the consent of the holders of 100% of such Class of Notes, or (iii) reduce the percentage of any Class of Notes, the consent of which is required for any such amendment, without the consent of the holders of 100% of such Class of Notes.

     (c) It shall not be necessary for the consent of Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities of the Issuer or the Indenture Trustee, as the case may be, under this Agreement.


     Section 12.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Home Loans.


     Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.


     Section 12.05 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.


     Section 12.06 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Depositor, PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq., or such other addresses as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor; (ii) in the case of the Issuer, DiTech Home Loan Owner Trust 1997-1, c/o Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, Attention: DiTech Home Loan Owner Trust 1997-1, with a copy to Bankers Trust Company in 3 Park Place, 16th Floor, Irvine, California 92614, Attention: Mary Bellissimo or such other address as may hereafter be furnished to the Securityholders and the other parties hereto; (iii) in the case of the Transferor and Servicer, DiTech Funding Corporation, 1920 Main Street, Suite 400, Irvine, California 92614, Attention:
J. Paul Reddam, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer or the Transferor; (iv) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, 12th Floor East, New York, New York 10826 Attention: Corporate Trust-MBS Administration; and (v) in the case of the Securityholders, as set forth in the applicable Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.


     Section 12.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.


     Section 12.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.


     Section 12.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.


     Section 12.10 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Indenture Trustee, the Issuer and the Noteholders and their respective successors and permitted assigns.


     Section 12.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.


     Section 12.12 Actions of Securityholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Issuer if made in the manner provided in this
Section 12.12.

     (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Servicer or the Issuer deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) The Depositor, the Servicer or the Issuer may require additional proof of any matter referred to in this Section 12.12 as it shall deem necessary.

     Section 12.13 Reports to Rating Agencies.

     (a) The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

          (i) copies of amendments to this Agreement;

          (ii) notice of any substitution or repurchase of any Home Loans;

          (iii) notice of any termination, replacement, succession, merger or consolidation of the Servicer, any Custodian or the Issuer;

          (iv) notice of final payment on the Notes;

          (v) notice of any Event of Default;

          (vi) copies of the annual independent accountants' report delivered pursuant to Section 7.05 hereof, and copies of any compliance reports delivered by the Servicer including under Section 7.04 hereof; and

          (vii) copies of any Distribution Date Statement pursuant to Section 6.01(b) hereof.

     (b) With respect to the requirement of the Indenture Trustee to provide statements, reports and notices to the Rating Agencies, such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004-1064, Attention: Asset-Backed Monitoring Department, (ii) if to Fitch, One State Street Plaza, New York, New York 10004, Attention:
[____________] and (iii) if to Duff & Phelps, 55 East Monroe Street, 38th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring.


     Section 12.14 Holders of the Residual Interest Certificates.

     (a) Any sums to be distributed or otherwise paid hereunder or under the Trust Agreement to the holders of the Residual Interest Certificates shall be paid to such holders pro rata based on their percentage holdings in the Residual Interest;

     (b) Where any act or event hereunder is expressed to be subject to the consent or approval of the holders of the Residual Interest Certificates, such consent or approval shall be capable of being given by the holder or holders of not less than 51% of the Residual Interest in aggregate.


     Section 12.15 Limitation of Liability of Owner Trustee.

     Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Bankers Trust (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Bankers Trust (Delaware) in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII AND VIII of the Trust Agreement.

     IN WITNESS WHEREOF, the Issuer, the Depositor, the Servicer, the Transferor and the Indenture Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

                                  DITECH HOME LOAN OWNER TRUST 1997-1,

                                  By: Bankers Trust (Delaware), not in its
                                      individual capacity but solely as
                                      Owner Trustee


                                  By:  ____________________________________
                                         Name:
                                         Title:

                                  PAINEWEBBER MORTGAGE ACCEPTANCE
                                  CORPORATION IV, as Depositor


                                  By:  ____________________________________
                                       Barbara J. Dawson
                                       Senior Vice President

                                  DITECH FUNDING CORPORATION, as Transferor and Servicer


                                  By:  ____________________________________
                                         Name:
                                         Title:

                                  THE BANK OF NEW YORK,
                                  as Indenture Trustee


                                  By:  ____________________________________
                                         Name:
                                         Title:

THE STATE OF ___________            )
                                    )
COUNTY OF ______________            )


     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of October 1997 personally appeared _______________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BANKERS TRUST (DELAWARE), not in its individual capacity but in its capacity as Owner Trustee of DITECH HOME LOAN OWNER TRUST 1997-1 as Issuer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF BANKERS TRUST (DELAWARE), this the ____ day of October, 1997.

                                      _________________________________
                                      Notary Public, State of _________

THE STATE OF NEW YORK             )
                                  )
COUNTY OF NEW YORK                )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of October 1997 personally appeared Barbara J. Dawson, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, as the Depositor, and that she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF FINANCIAL ASSET SECURITIES CORP., this the ____ day of October, 1997.


                                      _________________________________
                                      Notary Public, State of _________

THE STATE OF ___________            )
                                    )
COUNTY OF ______________            )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of October 1997 personally appeared _______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said DITECH FUNDING CORPORATION, as the Transferor and Servicer, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF DITECH FUNDING CORPORATION, this the ____ day of October, 1997.


                                      _________________________________
                                      Notary Public, State of _________

THE STATE OF ___________            )
                                    )
COUNTY OF ______________            )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of October 1997 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, a New York banking corporation, as the Indenture Trustee, and that she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF THE BANK OF NEW YORK, this the ____ day of October, 1997.


                                       _________________________________
                                      Notary Public, State of _________

                                   EXHIBIT A
                                   ---------

Availabe upon request from:

John Fearey Esq.
PaineWebber Mortgage Acceptance Corporatoin IV
1285 Avenue of the Americas
New York, New York  10019

                                   EXHIBIT B
                                   ---------

Available upon request from the Indenture Trustee

                                   EXHIBIT C
                                   ---------


     SUBSEQUENT TRANSFER AGREEMENT (the "Subsequent Transfer Agreement"), dated as of [________, 199_], between DITECH FUNDING CORPORATION ("DiTech" or the "Transferor"), DITECH FUNDING HOME LOAN OWNER TRUST 1997-1 (the "Issuer"), and THE BANK OF NEW YORK, as indenture trustee (the "Indenture Trustee").

                               W I T N E S S E T H

     WHEREAS, pursuant to the terms of a Home Loan Purchase Agreement, dated as of October 1, 1997 (the "Purchase Agreement"), between PaineWebber Mortgage
Acceptance Corporation IV, as Depositor (the "Depositor") and DiTech, as Transferor, the Transferor has sold, transferred, assigned and otherwise conveyed to the Depositor all its right, title and interest in and to certain Home Loans

     WHEREAS, pursuant to the terms of a Sale and Servicing Agreement, dated as of [________, 199_] (the "Sale and Servicing Agreement"), among DiTech Funding Home Loan Owner Trust 1997-1, as issuer (the "Owner Trust"), DiTech, as Transferor and servicer, the Depositor and the Indenture Trustee, the Transferor has the obligation to sell, transfer, assign and otherwise convey to the Issuer all its right, title and interest in and to certain home loans as listed on
Schedule I attached hereto and the Related Documents thereto (as defined below) (the "Subsequent Loans") pursuant to and in accordance with this Subsequent Transfer Agreement;

     WHEREAS, the parties hereto desire that the Transferor sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to Issuer pursuant to the terms of this Subsequent Transfer Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Sale and Servicing Agreement.

     2. Sale of Subsequent Loans to Issuer; Grant of Security Interest to Indenture Trustee. (a) The Transferor, concurrently with the execution and delivery of this Subsequent Transfer Agreement, does hereby sell, transfer, assign, set over, and otherwise convey to the Issuer, without recourse but subject to the other terms and provisions of this Agreement and the Sale and Servicing Agreement, all of its right, title and interest in and to the following, whether now existing or hereafter acquired and wherever located: (i) such Subsequent Loans as listed in the Subsequent Loan Schedule, as of the [_________ 1, 199_] (the "Cut-Off Date"), together with the Servicer's Home Loan Files and the Indenture Trustee's Home Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to such Subsequent Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, (iv) the Transferor's rights under all insurance policies with respect to such Subsequent Loans and any Insurance Proceeds, and (v) all proceeds of any of the foregoing.

     (b) The Issuer hereby grants on the Subsequent Transfer Date, to the Indenture Trustee, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to: (i) Trust Estate, inclusive of the Subsequent Loans conveyed hereby; (ii) all right, title and interest of the Issuer in and to this Subsequent Transfer Agreement (including the Issuer's right to cause the Transferor to repurchase Home Loans from the Issuer under certain circumstances described therein); and (iii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

     3. Obligations of Transferor Upon Sale. In connection with any transfer pursuant to Section 2.1 hereof, the Transferor further agrees, at its own expense, on or prior to the Subsequent Transfer Date (a) to indicate in its books and records that the Subsequent Loans have been sold to the Issuer pursuant to this Subsequent Transfer Agreement and (b) to deliver to the Issuer a computer file containing a true and complete list of all Subsequent Loans in the format required by Section 2.2 of the Purchase Agreement.

     In connection with any conveyance by the Transferor, the Transferor shall on behalf of the Issuer deliver to, and deposit with the Custodian, on behalf of the Indenture Trustee, as assignee of the Issuer, on or before the Subsequent Transfer Date the Related Documents (as defined in the Purchase Agreement) with respect to each Subsequent Loan.

     In connection with any conveyance by the Transferor, the Transferor shall on behalf of the Issuer deliver to, and deposit with the Servicer, as the designated agent of the Indenture Trustee, as assignee of the Issuer, on or before the Subsequent Transfer Date the Servicer's Home Loan File with respect to each Subsequent Loan.

     The  Transferor  further  hereby  confirms  to the Issuer  that,  as of the
Subsequent Transfer Date it has caused the portions of the Transferor's electronic ledger relating to the Subsequent Loans to be clearly and unambiguously marked to indicate that the Subsequent Loans have been sold to the Issuer.

     The parties hereto intend that each of the transactions set forth herein be a sale by the Transferor to the Issuer of all the Transferor's right, title and interest in and to the Subsequent Loans and other property described above. In the event the transactions set forth herein are deemed not to be a sale, the Transferor hereby grants to the Issuer a security interest in all of the Transferor's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of the Transferor's obligations hereunder; and this Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

     4. Payment of Purchase Price for the Subsequent Loans

     (a) In consideration of the sale of the Subsequent Loans from the Transferor to the Issuer on the Subsequent Transfer Date, the Issuer agrees to pay to the Transferor on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date.

     (b) Within 60 days of the Subsequent Transfer Date, the Transferor, at its own expense, shall record each Assignment of Mortgage in favor of the Indenture Trustee to the same extent required under Section 2.3 of the Purchase Agreement.

     5. Transferor Representations and Warranties. (a) The Transferor hereby makes the representations and warranties to the Issuer as of the Cut-Off Date and the Subsequent Transfer Date specified in Section 3.1(a) of the Purchase Agreement.

     (b) The Transferor further represents and warrants to the Issuer that with respect to the Subsequent Loans as of the Subsequent Transfer Date each of the representations and warranties contained in Section 3.04 of the Sale and Servicing Agreement are true and correct.

     It is understood and agreed that the representations and warranties set forth in this Section 3.1(b) shall survive delivery of the respective Subsequent Loan Files to the Indenture Trustee on behalf of the Issuer. In the event that
(a) any of the representations and warranties of the Transferor in Section 3.04 of the Sale and Servicing Agreement are determined to be untrue in a manner that materially and adversely affects the value of, or the interests of the Securityholders in, any Subsequent Loan with respect to which such representation or warranty is made and (b) the Transferor shall fail to cure such breach within the time period specified in Section 3.05 of the Sale and Servicing Agreement, the Transferor shall be obligated to repurchase or substitute the affected Subsequent Loan(s) in accordance with the provisions of
Section 3.05 of the Sale and Servicing Agreement.

     With respect to representations and warranties made by the Transferor pursuant to this Section 3.1(b) that are made to the Transferor's best knowledge, if it is discovered by any of the Issuer, the Transferor or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Subsequent Loan, notwithstanding the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     6. Covenants of the Transferor. The Transferor hereby covenants that except for the transfer hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Subsequent Loan, or any interest therein; and the Transferor will defend the right, title and interest of the Trust, as assignee of the Issuer, in, to and under the Subsequent Loans, against all claims of third parties claiming through or under the Transferor.

     Whenever and so often as requested by the Issuer or the Transferor or the Lender, the other party promptly will execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

     7. Termination. The respective obligations and responsibilities of the Transferor and Issuer created hereby shall terminate, except for the Transferor's and Issuer's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article XI of the Sale and Servicing Agreement.

     8. Governing Law. This Subsequent Transfer Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     9. Intention of the Parties. It is the intention of the parties that the Issuer is purchasing, and the Transferor is selling, the Subsequent Loans rather than pledging the Subsequent Loans to secure a loan by the Issuer to the Transferor. The parties hereto each intend to treat the transaction for accounting purposes as a sale by the Transferor, and a purchase by the Issuer, of the Subsequent Loans. For federal income tax purposes, the parties hereto each intend to treat the transaction as debt. The Issuer will have the right to review the Subsequent Loans and the related Subsequent Loan Files to determine the characteristics of the Subsequent Loans which will affect the federal income tax consequences of owning the Subsequent Loans and the Transferor will cooperate with all reasonable requests made by the Issuer in the course of such review.

     10. The representations and warranties set forth in Article III shall survive the purchase of the Subsequent Loans hereunder.

     11. This Subsequent Transfer Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Section 11 no other Person shall have the right or obligation hereunder.

     IN WITNESS WHEREOF, the Transferor and the Issuer have caused this Subsequent Transfer Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                       DITECH FUNDING SUBSEQUENT LOAN OWNER
                       TRUST 1997-1, as Issuer


                       By:  ________________________________
                             Barbara J. Dawson
                             Senior Vice President


                       DITECH FUNDING CORPORATION,
                            as Transferor


                       By:  ________________________________
                             Name:
                             Title:


                       THE BANK OF NEW YORK,
                            as Indenture Trustee


                       By:  ________________________________

                                   SCHEDULE I

                            Subsequent Loan Schedule